UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

☒    Filed by Registrant
☐    Filed by a Party other than the Registrant

Check the appropriate box
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12

Mammoth Energy Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required

☐    Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies

(2) Aggregate number of securities to which transaction applies:

(3) Per share price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐    Fee paid previously with written preliminary materials

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

14201 Caliber Drive Suite 300
Oklahoma City, Oklahoma

NOTICE OF 2020 ANNUAL STOCKHOLDERS MEETING and PROXY STATEMENT Thursday July 2, 2020 9:00 a.m. local time 14201 Caliber Drive Suite 300 Oklahoma City, Oklahoma 73134
June 10, 2020

Dear Mammoth Energy Services, Inc. Stockholder:

On behalf of your board of directors and management, you are cordially invited to attend the Annual Meeting of Stockholders to be held at 14201 Caliber Drive Suite 300, Oklahoma City, OK 73134 on Thursday, July 2, 2020, at 9:00 a.m.

We intend to hold our annual meeting in person. However, we are actively monitoring the public health, travel and business and social gathering concerns of our stockholders and employees in light of COVID-19 (Coronavirus), as well as the related restrictions and protocols that federal, state and local governments have already imposed or may in the future impose. We plan on taking any necessary and appropriate precautions with respect to attendance at and admission to our annual meeting. We may also determine it to be necessary or appropriate to hold a virtual annual meeting of stockholders by means of remote communication or postpone the annual meeting. We will announce any such alternative arrangements and provide detailed instructions as soon as practicable in advance of the meeting by press release and posting on our website at www.mammothenergy.com, as well as through an SEC filing. If you are planning to attend the annual meeting, please be sure to check our website for any updates in the days before our annual meeting.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, we urge you to grant your proxy to vote your shares by telephone or through the Internet by following the instructions included in the proxy card or by marking, dating and returning the proxy card in the envelope provided. Please note that submitting a proxy will not prevent you from attending the meeting and voting at the annual meeting. Please note, however, if a broker or other nominee holds your shares of record and you wish to vote at the annual meeting, you must obtain from that registered holder a proxy card issued in your name.

You will find information regarding the matters to be voted on at the annual meeting in the proxy statement. Your interest in Mammoth Energy Services, Inc. is appreciated. We look forward to your vote at the annual meeting to be held on July 2, 2020.

Sincerely,

/s/ Arthur Amron
Chairman of the Board

Mammoth Energy Services, Inc.
14201 Caliber Drive Suite 300
Oklahoma City, Oklahoma

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 2, 2020

To the Stockholders of Mammoth Energy Services, Inc.:
The Annual Meeting of Stockholders of Mammoth Energy Services, Inc. will be held on July 2, 2020 at 9:00 a.m., local time, at 14201 Caliber Drive Suite 300, Oklahoma City, OK 73134, for the following purposes:

1.	To elect five directors to serve until the Company’s 2021 Annual Meeting of Stockholders;

2.
To approve an amendment to the Company’s 2016 Equity Incentive Plan, effective March 1, 2020, to (i) increase the maximum aggregate number of shares included in awards that may be granted to any individual plan participant in any given calendar year, and (ii) impose a limit on the aggregate fair market value of shares included in the awards to such plan participant during such calendar year;

3.	To hold an advisory vote on the Company’s executive compensation;

4.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
We intend to hold the Annual Meeting in person. However, we are actively monitoring the public health, travel and business and social gathering concerns of our stockholders and employees in light of COVID-19 (Coronavirus), as well as the related restrictions and protocols that federal, state and local governments have already imposed or may in the future impose. We plan on taking any necessary and appropriate precautions with respect to attendance at and admission to the Annual Meeting. We may also determine it to be necessary or appropriate to hold a virtual Annual Meeting of stockholders by means of remote communication or postpone the Annual Meeting. We will announce any such alternative arrangements and provide detailed instructions as soon as practicable in advance of the meeting by press release and posting on our website at www.mammothenergy.com, as well as through an SEC filing. If you are planning to attend the Annual Meeting, please be sure to check our website for any updates in the days before our meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

Your vote is important. Please carefully consider the proposals and vote in one of these ways:

•	Follow the instructions on the proxy card to vote through the Internet;

•	Follow the instructions on the proxy card to vote by phone;

•	Mark, sign, date and promptly return the proxy card in the postage-paid envelope; or

•	Submit a ballot at the Annual Meeting.
Only stockholders of record at the close of business on June 3, 2020 or their proxy holders may vote at the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 2, 2020. This proxy statement and the Company’s 2019 Annual Report to Stockholders are available at www.investorvote.com/TUSK.
By Order of the Board of Directors,
                                    /s/ Mark Layton
Chief Financial Officer and Secretary
This notice, the proxy statement and the proxy card are first being mailed to stockholders on or about June 12, 2020.

Mammoth Energy Services, Inc.
14201 Caliber Drive Suite 300
Oklahoma City, Oklahoma

PROXY STATEMENT

About the Annual Meeting
Who is soliciting my vote?
The board of directors of Mammoth Energy Services, Inc., which we refer to as “Mammoth,” the “Company” and “we” in this proxy statement, is soliciting your vote at the 2020 Annual Meeting of Stockholders.
What am I voting on?
You are voting on:

•	The election of directors (see Proposal 1 beginning on page 6);

•
The approval of an amendment to the Company’s 2016 Equity Incentive Plan, effective March 1, 2020, to (i) increase the maximum aggregate number of shares included in awards that may be granted to any individual plan participant in any given calendar year, and (ii) impose a limit on the aggregate fair market value of shares included in the awards to such plan participant during such calendar year (see Proposal 2 beginning on page 34);

•	Approving, on an advisory basis, the compensation paid to the Company’s named executive officers as reported in this proxy statement (see Proposal 3 on page 36);

•	The ratification of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2020 (see Proposal 4 beginning on page 37); and

•	Any other business properly coming before the meeting.

How does the board of directors recommend that I vote my shares?
The board of directors’ recommendation can be found with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:

•	FOR the proposal to elect nominated directors;

•
FOR the proposal to approve an amendment to the Company’s 2016 Equity Incentive Plan, effective March 1, 2020, to (i) increase the maximum aggregate number of shares included in awards that may be granted to any individual plan participant in any given calendar year, and (ii) impose a limit on the aggregate fair market value of shares included in the awards to such plan participant during such calendar year;

•	FOR approving, on an advisory basis, the compensation paid to the Company’s named executive officers as reported in this proxy statement (see page 36); and

•	FOR the proposal to ratify Grant Thornton LLP as the Company’s independent auditors for 2020.

Who is entitled to vote?
You may vote if you were the record owner of our common stock as of the close of business on June 3, 2020. Each share of common stock is entitled to one vote. As of June 3, 2020, we had 45,713,562 shares of common stock outstanding and entitled to vote. There is no cumulative voting.
How many votes must be present to hold the meeting?
Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly grant your proxy by telephone, Internet or mail. In order for us to hold our meeting, holders of a majority of the voting power of our outstanding shares of common stock as of the close of business on June 3, 2020 must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

What is a broker non-vote?
If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may not vote on that proposal. This is known as a broker non-vote. No broker may vote your shares without your specific instructions on any of the proposals to be considered at the Annual Meeting other than the ratification of our independent auditors.
How many votes are needed to approve each of the proposals?
Under our amended bylaws adopted by our board of directors in June 2020, stockholders elect our directors by a majority vote in an uncontested election (one in which the number of nominees is the same as the number of directors to be elected) and by a plurality vote in a contested election (one in which the number of nominees exceeds the number of directors to be elected). Because this year’s election is an uncontested election, each director nominee receiving a majority of votes cast will be elected (the number of shares voted “FOR” a director nominee must exceed the number of shares voted “AGAINST” that nominee). Unless you indicate otherwise, the persons named as your proxies will vote your shares FOR all the nominees for director named in Proposal 1.

Proposals 2, 3 and 4 require the affirmative “FOR” vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
Except with respect to the proposal to ratify our independent auditors, where broker non-votes will be counted, only votes “FOR” or “AGAINST” these proposals will be counted as votes cast and abstentions and broker non-votes will not be counted for voting purposes.

How do I vote?
You can vote either in person at the meeting or by proxy without attending the meeting.
To vote by proxy, you may vote by telephone or through the Internet by following the instructions included on the proxy card or by returning a signed, dated and marked proxy card. If you are a registered holder or hold your shares in street name, votes submitted by Internet or telephone must be received by 1:00 a.m. central time, on July 2, 2020.
Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the Annual Meeting, and you hold your stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.
Can I change my vote?
Yes. You can change or revoke your vote at any time before the polls close at the Annual Meeting. You can do this by:

•	Voting by telephone or Internet at a later date, but prior to the deadline for telephonic and Internet voting specified in the proxy card;

•	Returning to us a completed proxy card properly signed and bearing a later date prior to the meeting;

•	Sending our Corporate Secretary a written document revoking your earlier proxy; or

•	Voting again at the meeting.
However, if your shares are held in street name by a broker or other nominee, you must contact your broker or such other nominee to revoke your proxy.
Who counts the votes?
We have hired Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by telephone, Internet, mail or ballot. Employees of Computershare Trust Company, N.A. will act as inspectors of election.
Will my vote be confidential?
Yes. As a matter of Company policy, proxies, ballots and voting tabulations that identify individual stockholders are treated as confidential. Only the tabulation agent and the inspectors of election have access to your vote. Directors and employees of the

Company may see your vote only if there is a contested proxy solicitation, as required by law or in certain other special circumstances.
Will my shares be voted if I don’t provide my proxy and don’t attend the Annual Meeting?
If you do not provide a proxy or vote your shares held in your name, your shares will not be voted.
If you hold your shares in street name, your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. The ratification of Grant Thornton LLP as our independent auditors for 2020 is considered routine. For matters not considered “routine,” if you do not give your broker instructions on how to vote your shares, the broker may not vote on that proposal. This is a broker non-vote.
The proposals to elect directors and to approve, on an advisory basis, the Company’s executive compensation are not considered routine. As a result, no broker may vote your shares on these proposals without your specific instructions.
How are votes counted?
In the election of directors contemplated by Proposal 1, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to one or more of the nominees. For Proposals 2, 3 and 4, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
What if I submit my proxy but don’t indicate my vote on the proposals?
If you submit a proxy by telephone or Internet, or if you request a paper copy of our proxy materials and return a signed proxy card by mail, in each case without indicating your vote, your shares will be voted:

•	FOR the proposal to elect nominated directors;

•
FOR approving an amendment to the Company’s 2016 Equity Incentive Plan, effective March 1, 2020, to (i) increase the maximum aggregate number of shares included in awards that may be granted to any individual plan participant in any given calendar year, and (ii) impose a limit on the aggregate fair market value of shares included in the awards to such plan participant during such calendar year;

•	FOR approving, on an advisory basis, the compensation paid to the Company’s named executive officers as reported in this proxy statement;

•	FOR the proposal to ratify Grant Thornton LLP as the Company’s independent auditors for 2020; and

•	in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment.
Who can attend the meeting?
The Annual Meeting is open to all holders of our common stock.
What do I need to bring to attend the Annual Meeting?
You will need proof of ownership of our common stock to enter the meeting. If your shares are in the name of your broker or bank or other nominee, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All stockholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND PROOF THAT YOU OWN SHARES OF OUR STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.
What are the directions to the Annual Meeting location and are there any alternative arrangements for the Annual Meeting in light of COVID-19 concerns?
Subject to any alternative arrangements discussed below, the Annual Meeting will be held at 14201 Caliber Drive Suite 300, Oklahoma City, OK 73134. From the Will Rogers World Airport, proceed north on Highway 74 and exit on Memorial Road

(East) to Quail Springs Parkway. Turn left onto Quail Springs Parkway. Continue under the turnpike, turn left onto Caliber Drive. Our office is located ahead on the left. Please note that there may be construction along this route and it is subject to detours.
For the safety of our stockholders and employees, we are actively monitoring the public health, travel and business and social gathering concerns of our stockholders and employees in light of COVID-19, as well as the related restrictions and protocols that federal, state and local governments have already imposed or may in the future impose. We may determine it to be necessary or appropriate to hold a virtual Annual Meeting of Stockholders by means of remote communication or to postpone the meeting. If we determine that it is necessary or appropriate to hold a virtual Annual Meeting of Stockholders or to postpone the meeting due to developments regarding the COVID-19, we will announce any such alternative arrangements and provide instructions for the Annual Meeting as promptly as practicable in advance of the meeting, including how to demonstrate your ownership of our common stock as of the record date for the Annual Meeting, login instructions and related details regarding attending the virtual Annual Meeting of Stockholders.

How can I access the Company’s proxy materials and annual report electronically?

This proxy statement and the Company’s 2019 Annual Report to Stockholders are available at www.investorvote.com/TUSK.

How can I access the Company’s proxy materials and annual report?

The notice of the Annual Meeting, this proxy statement, the proxy card and the Company’s 2019 Annual Report are first being mailed to stockholders on or about June 12, 2020. Additionally, the notice of the Annual Meeting, this proxy statement and the Company’s 2019 Annual Report to Stockholders are available electronically at www.investorvote.com/TUSK.

Board of Directors Information

What is the makeup of the board of directors and how often are the members elected?

Our board of directors currently consists of five members who are elected annually. Three of these directors, comprising the majority of our board of directors, are independent under the Nasdaq listing standards.

What stockholder vote is required to elect our director nominees?

Our amended bylaws adopted by our board of directors in June 2020 require that each director be elected by a majority of votes cast with respect to that director in an uncontested election (where the number of nominees is the same as the number of directors to be elected). In a contested election (where the number of nominees exceeds the number of directors to be elected), the plurality voting standard governs the election of directors. Under the plurality standard, the number of nominees equal to the number of directors to be elected who receive more votes than the other nominees are elected to our board of directors, regardless of whether they receive a majority of the votes cast. Whether an election is contested or not is determined as of the day before we first mail our meeting notice to stockholders. This year’s election was determined to be an uncontested election, and the majority vote standard will apply. If a nominee who is serving as a director is not elected at the Annual Meeting, Delaware law provides that the director would continue to serve on the board of directors as a “holdover director.” However, under our director resignation policy adopted in June 2020, each director submits an advance, contingent, irrevocable resignation that our board of directors may accept if the director fails to be elected through a majority vote in an uncontested election. In that situation, the nominating and corporate governance committee would make a recommendation to our board of directors about whether to accept or reject the resignation. Our board of directors will act on the nominating and corporate governance committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days after the date the election results are certified. Our board of directors will nominate for election or re-election as director, and will elect as directors to fill vacancies and new directorships, only candidates who agree to tender the form of resignation described above. If a nominee who was not already serving as a director fails to receive a majority of votes cast at the annual meeting, Delaware law provides that the nominee does not serve on our board of directors as a “holdover director.”

What if a nominee is unable or unwilling to serve?

That is not expected to occur. If it does, shares represented by proxies will be voted for a substitute nominated by the board of directors.

How are directors compensated?

Members of our board of directors who are also officers or employees of the Company do not receive compensation for their services as directors.

Our non-employee directors are entitled to receive an annual retainer in the amount of $60,000, plus an additional annual payment of $20,000 for the chairperson and $15,000 for each other member of the audit committee and $15,000 for the chairperson and $10,000 for each other member of the compensation committee and nominating and corporate governance committee, with such amounts paid in quarterly installments. In April 2020, our board of directors voted to reduce the amount of the annual retainer by 10% in recognition of the challenges facing the Company. We also provided our non-employee directors with equity compensation under our Equity Incentive Plan as additional compensation and incentive. On the date of each annual meeting of stockholders, each of our non-employee directors receives an annual equity award with a value of $100,000 that vest on the earlier of the first anniversary of the grant date or the next annual meeting of stockholders. For a more detailed description of director compensation and benefits, see “2019 Director Compensation” included elsewhere in this proxy statement.

How often did the board of directors meet in 2019?

The board of directors met five times and held two telephonic meetings during the year ended December 31, 2019, as well as took action by written consent. Each director attended all of the meetings of the board of directors and the meetings of the committees on which he served. During 2019, our non-management directors met in executive sessions six times.

Election of Directors and Director Biographies

(Item 1 on the Proxy Card)

Who are this year’s nominees?

The directors standing for election this year to hold office until the 2021 Annual Meeting of Stockholders and until each such director’s successor is elected are:

Arthur Amron, age 63. Arthur Amron has served as a director of the Company since January 2019 and as the Chairman of the Board since June 2019. Mr. Amron is a Partner at Wexford Capital LP, or Wexford, and serves as its General Counsel. Mr. Amron has served on the board of directors of Nephros, Inc., a commercial stage medical device and commercial products company, since September 2007. Mr. Amron also served on the board of directors of the general partner of Rhino Resource Partners LP, or Rhino, a diversified energy limited partnership focused on coal and energy related assets and activities, from January 2010 until the sale of Wexford’s interest in Rhino to Royal Energy Resources, Inc. in March of 2016. From 1991 to 1994, Mr. Amron was an Associate at Schulte Roth & Zabel LLP, specializing in corporate and bankruptcy law and, from 1984 to 1991, Mr. Amron was an Associate at Debevoise & Plimpton LLP specializing in corporate litigation and bankruptcy law. Mr. Amron holds a J.D. from Harvard University and a B.A. in Political Theory from Colgate University and is a member of the New York Bar. We believe Mr. Amron's legal training and extensive transactional experience, as well as his experience serving on boards of directors of other public companies qualify him for service as a member of our board of directors.

Arty Straehla, age 66. Arty Straehla has served as our Chief Executive Officer and as a member of our board of directors since our formation in June 2016. Mr. Straehla served as the Chief Executive Officer of the general partner of Mammoth Energy Partners, LP, or Mammoth Partners, from February 2016 until October 2016. Prior to joining the Company, Mr. Straehla was employed as Chief Executive Officer by Serva Group LLC, an oilfield equipment manufacturer, from July 2010 to January 2016. Mr. Straehla was employed by Diamondback Energy Services, Inc. an oilfield services company, from January 2006 to November 2008, where his last position was Chief Executive Officer. In December 2005, Mr. Straehla completed a 26-year career with the Goodyear Tire and Rubber Co. where his last position was the director of consumer tire manufacturing for the North American consumer tire operations. In this capacity, Mr. Straehla oversaw eight tire plants with 12,000 employees, a $2.5 billion operating budget, a $115.0 million capital expenditures budget and a production capacity of 100 million tires per year. Mr. Straehla holds a Bachelor of Science degree in Secondary Education and a Master of Arts degree in History from Oklahoma State University. Mr. Straehla also has a Master of Business Administration degree from Oklahoma City University. We believe Mr. Straehla’s executive management experience and broad knowledge of oilfield services, manufacturing and oil and natural gas industries qualify him for service as a member of our board of directors.

James Palm, age 75. James Palm has served as a director of the Company since June 2017. Mr. Palm served as a director of Gulfport Energy Corporation, or Gulfport, from February 2006 and as Chief Executive Officer of Gulfport from December 2005, in each case until his retirement in February 2014. Prior to joining Gulfport, Mr. Palm pursued oil and gas investments primarily in Oklahoma, the Texas Panhandle and Kansas as the manager and owner of Crescent Exploration, LLC, a company he founded in 1995. Mr. Palm currently serves as a member of the Industry Advisory Committee of the Oklahoma Corporation Commission. From October 2001 through October 2003, Mr. Palm served as the Chairman of the Oklahoma Energy Resources Board. From 1997 through 1999, Mr. Palm served as the President of the Oklahoma Independent Petroleum Association. Mr. Palm received a Bachelor of Science degree in Mechanical Engineering in 1968, and a Master's in Business Administration in 1971, both from Oklahoma State University. We believe that Mr. Palm’s experience in the oil and natural gas industry, as well as his prior management experience, qualifies him for service as a member of our board of directors.

Arthur Smith, age 67. Arthur Smith has served as a director of the Company since our initial public offering, or our IPO, in October 2016. He founded Triple Double Advisors, LLC, an investment advisory firm focusing on the energy industry, in 2007 and is its President and Managing Member, a position he has held since August 2007. Mr. Smith was Chairman and Chief Executive Officer of John S. Herold, Inc., an independent energy research firm, from 1984 until the firm was merged into IHS, Inc. in 2007. Prior to that, Mr. Smith was an energy equity analyst at Oppenheimer & Co., Inc. (1982-1984), The First Boston Corp. (1979-1982) and Argus Research Corp. (1976-1979). Mr. Smith served on the board of directors of Plains All American GP LLC, the general partner of Plains All America Pipeline, L.P., from 1999 until 2010. Mr. Smith is also a former director of PAA Natural Gas Storage, L.P. from April 2010 until December 2013 and Pioneer Southwest Energy Partners, L.P. from May 2008 until December 2013. Mr. Smith is a former director of Pioneer Natural Resources (1993-1998), Cabot Oil & Gas Corporation (1996-2000) and Evergreen Resources, Inc. (2000- 2004), and was a past appointee to the National Petroleum Council. Mr. Smith holds a Bachelor of Administration from Duke University and a Master's of Business Administration from New York University's Stern School of Business. In addition, he holds the Certified Financial Analyst designation. Mr. Smith is a Fellow and active in the National Association of Corporate Directors. We believe that Mr. Smith’s experience with financial matters in the oil and gas industry qualifies him for service as a member of our board of directors.

Paul Jacobi, age 52—Director Nominee. Mr. Jacobi has agreed to be nominated and is standing for election as a director at the Annual Meeting. Since 1996, Mr. Jacobi has served in various positions at Wexford, and is currently a managing director responsible for Wexford’s private equity energy investments. From 1995 to 1996, Mr. Jacobi worked for Moody’s Investors Services as an analyst covering the investment banking and asset management industries. From 1993 to 1995, Mr. Jacobi was employed by Kidder Peabody & Co. as a senior financial analyst in the investment banking group. From 1988 to 1993, Mr. Jacobi worked for KPMG Peat Marwick as an audit manager in the financial services practice. Mr. Jacobi holds a Bachelor of Science degree in accounting from Villanova University. We believe Mr. Jacobi’s background in finance, accounting and private equity energy investments, as well as his executive management skills developed as part of his career with Wexford, its portfolio companies and other financial institutions qualify him to serve on our board of directors.

Investors Rights Agreement

In connection with our IPO, we entered into an investor rights agreement with Gulfport in which, among other things, we agreed to use our commercially reasonable efforts to cause one individual designated by Gulfport to be nominated for election to our board of directors at each annual meeting of the Company’s stockholders at which directors are to be elected for so long as Gulfport owns 10% or more of our outstanding common stock. Such designee, if elected to our board of directors, will also serve on each committee of the board of directors so long as he or she satisfies the independence and other requirements for service on the applicable committee. If Gulfport has the right to designate a nominee to our board of directors and there is no Gulfport nominee actually serving as one of our directors, Gulfport will have the right to appoint one individual as an advisor to the board of directors who shall be entitled to attend board and committee meetings. During 2019, Paul Heerwagen served on our board of directors as the Gulfport designee until his resignation on November 18, 2019. As a replacement for Mr. Heerwagen, Jonathan Yellen was designated by Gulfport and joined our board of directors on November 18, 2019. As previously reported in our Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 14, 2020, Mr. Yellen resigned from our board of directors on May 8, 2020. Prior to his resignation, Mr. Yellen served on the audit committee, compensation committee and the nominating and corporate governance committee of our board of directors.

What does the board of directors recommend?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THESE DIRECTORS

Director Not Standing for Reelection and Recent Board and Committee Membership Changes

As previously reported in a Current Report on Form 8-K, one of our current independent directors, Matthew Ross, notified the Company on April 16, 2020 of his decision not to seek re-election at the Annual Meeting and to retire from the board of directors at the completion of his term. At the time of the notice, Mr. Ross did resign from his positions on the audit committee and the nominating and corporate governance committee effective immediately.

Also as previously reported in a Current Report on Form 8-K, Marc McCarthy informed the Company on April 14, 2020 of his resignation as a director of the Company effective immediately. During his term as a director, Mr. McCarthy served as the Chairman of the Board from the time of our IPO through June 2019. During his term as a director, Mr. McCarthy also served as the chair of the compensation committee of the board of directors, but resigned from such committee in June 2019 prior to the end of the transition period afforded by Nasdaq transition rules affecting independence requirements applicable to compensation committees of companies that ceased to be controlled companies.

Arthur Amron, who joined our board of directors in January 2019 and served as one of our independent directors and a member of the compensation committee and the nominating and corporate governance committee, is no longer considered independent by the board of directors of the Company because he is a partner and executive officer of Wexford and the aggregate payments made by the Company to Wexford and its affiliates during 2019 exceeded, for the first time, the permissible threshold for independence qualifications under the Nasdaq listing rules. Upon such board determination in May 2020, Mr. Amron resigned from his positions on the compensation committee and the nominating and corporate governance committee.

During 2019, Paul Heerwagen served on our board of directors as the Gulfport designee until his resignation on November 18, 2019. As a replacement for Mr. Heerwagen, Jonathan Yellen was designated by Gulfport and joined our board of directors on November 18, 2019. As previously reported in a Current Report on Form 8-K, Mr. Yellen resigned from our board of directors on May 8, 2020. Prior to his resignation, Mr. Yellen served on the audit committee, compensation committee and the nominating and corporate governance committee of our board of directors.

Corporate Governance Matters and Communications with the Board

Who are our independent directors?
Independent Majority of the Board of Directors

Our board of directors has determined that, as of the date of this proxy statement, three of our five current directors, Messrs. Palm, Smith and Ross, comprising the majority of our board of directors, meet the standards regarding independence set forth in the Nasdaq listing standards and are free of any relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as directors of the Company. As discussed above, Mr. Ross notified the Company on April 16, 2020 of his decision not to seek re-election at the Annual Meeting and to retire from the board of directors at the completion of his term. Our board of directors has determined that Mr. Jacobi, a director nominee standing for election at the Annual Meeting, meets the above-referenced independence standards for purposes of serving on our board of directors. In making this independence determination with respect to Mr. Jacobi, our board of directors considered Mr. Jacobi’s relationship with Wexford and the previous transactions consummated between Wexford and its affiliates, on the one hand, and the Company and its subsidiaries, on the other hand, which transactions are discussed in more detail under “Certain Relationships and Related Party Transactions” below. As a result, if Mr. Jacobi is elected by our stockholders at the Annual Meeting, the majority of our directors will continue to be independent under these standards.

Independent Members of the Committees of the Board of Directors

Our audit committee currently consist of two directors, Mr. Palm and Mr. Smith, whom our board of directors has determined to be independent for purposes of serving on such committee under the Nasdaq listing standards and applicable securities laws. In addition, our board of directors has determined that each current member of the audit committee is financially literate under the Nasdaq listing standards and that Mr. Smith qualifies as the “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K.

Nasdaq listing standards require that the audit committee of a listed company be comprised of at least three members, each of whom must be “independent” as defined under Nasdaq Listing Rule 5605(a)(2) and meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, as well as certain other criteria specified in Rule 5605(c)(2). As discussed above, Mr. Yellen, one of our directors and a member of each committee of the board, resigned on May 8, 2020. As a result of his resignation, the audit committee of our board of directors currently has only two directors who meet independence requirements under the above-referenced standards. Pursuant to Nasdaq Listing Rule 5605(c)(4), we will have until the earlier of our next annual meeting of stockholders or May 8, 2021 to regain compliance, or if the next annual meeting of stockholders is held before November 4, 2020 (as it is scheduled to be), then we must evidence compliance to Nasdaq not later than November 4, 2020. We intend to add a third independent director to the audit committee and regain compliance with the audit committee requirements prior to the end of the cure period.

Our board of directors has also determined that the current members of the compensation committee and the nominating and corporate governance committee, each comprised of Messrs. Palm and Smith, meet the independence requirements applicable to those committees under the Nasdaq listing rules. Our board of directors also determined that Mr. Jacobi, a director nominee standing for election at the Annual Meeting, will also qualify as an independent director for purposes of serving on the nominating and corporate governance committee and the compensation committee under Nasdaq listing rules and is expected to be appointed to such committees if elected as a director at the Annual Meeting. In addition, our board of directors determined that each current member of the compensation committee is an “outside director” in accordance with Section 162(m) of the Internal Revenue Code, or the Code, and a “non-employee director” in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Do our non-management directors meet separately without management?

Our non-management directors have the opportunity to meet in an executive session following each regularly scheduled meeting of the board of directors. Our non-management directors met in an executive session on six occasions in 2019.

How can I communicate with the board of directors?

Individuals may communicate with our board of directors or individual directors by writing to Corporate Secretary, Mammoth Energy Services, Inc., 14201 Caliber Drive Suite 300, Oklahoma City, Oklahoma 73134. Our Corporate Secretary will review all such correspondence and forward to our board of directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our Corporate Secretary, relates to the functions of our board of directors or the compensation committee thereof or that he otherwise determines requires their attention. Directors may review a log of all such correspondence received by us and request copies. Concerns relating to accounting, internal control over financial reporting or auditing matters will be immediately brought to the attention of the chairman of the audit committee and handled in accordance with the audit committee procedures established with respect to such matters.

Do directors attend the Annual Meeting?

Recognizing that director attendance at our Annual Meeting can provide our stockholders with an opportunity to communicate with directors about issues affecting the Company, we have, in the past, encouraged our directors to attend the Annual Meeting of Stockholders, and all of our directors attended our 2019 Annual Meeting. For the safety of our stockholders, directors and employees, we are actively monitoring the public health, travel and business and social gathering concerns of our stockholders, directors and employees in light of COVID-19, as well as the related restrictions and protocols that federal, state and local governments have already imposed or may in the future impose. If our directors are unable to travel to the Annual Meeting, they may attend the Annual Meeting telephonically. Further, we may determine it to be necessary or appropriate to hold a virtual Annual Meeting of Stockholders by means of remote communication or to postpone the Annual Meeting. If we determine that it is necessary or appropriate to hold a virtual Annual Meeting of Stockholders due to developments regarding the COVID-19, our directors will not be expected to attend in person.

Nominating Process For Directors, Director Qualifications and Review of Director Nominees

The nominating and corporate governance committee is currently comprised of two non-employee directors, each of whom is independent under Nasdaq listing standards. As provided by the nominating and corporate governance committee’s charter, our nominating and corporate governance committee identifies, investigates and recommends to our board of directors candidates with the goal of creating a balance of knowledge, experience and diversity.

Potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of our board of directors and the evolving needs of our stockholders’ businesses. Three out of the five directors currently serving on our board of directors, Messrs. Palm, Ross and Smith, meet standards of independence under such rules. As discussed above, Mr. Ross has decided not to stand for reelection at the Annual Meeting. Our board of directors has determined that Mr. Jacobi, a director nominee standing for election at the Annual Meeting meets the above-referenced independence standards for purposes of serving on our board of directors. Our board of directors desires to have members on our board that reflect a range of talents, ages, skills and expertise, particularly in the areas of accounting and finance, management, leadership and energy industry sufficient to provide sound and prudent guidance with respect to our interests. Although our board of directors does not have a formal diversity policy, our board believes that diversity with respect to viewpoint, skills and experience should be an important factor in board composition.

We require that the members of our board of directors be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on our behalf, including attending all meetings of the board of directors and applicable committee meetings. In accordance with its charter, the nominating committee periodically reviews the criteria for the selection of directors to serve on our board and recommends any proposed changes to our board of directors for approval. The nominating committee also takes into consideration the terms of the investor rights agreement discussed in this proxy statement under “Investor Rights Agreement.”

The nominating committee will consider stockholder nominations for director candidates upon written submission of such recommendation to our Corporate Secretary along with, among other things, the nominee’s qualifications and certain biographical information regarding the nominee, such nominee’s written consent to serving as a director if elected and being named in the proxy or information statement and certain information regarding the status of the stockholder submitting the recommendation, all in the manner required by our amended and restated bylaws and the applicable rules and regulations promulgated under the Exchange Act. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by our board of directors at a regularly scheduled or special meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to our board of directors.

The nominating committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, our board of directors will seek to achieve a balance of knowledge, experience and capability on the board. Our board of directors uses the same criteria for evaluating candidates nominated by stockholders as it does for those proposed by current board members, professional search firms and other persons. After completing its evaluation, our board of directors approves the final slate of director nominees.

Our board of directors, based on the recommendation of the nominating committee, approved the director nominees submitted for election at this Annual Meeting. Each nominee brings a strong and unique background and set of skills to our board of directors, giving our board of directors as a whole competence and experience in a variety of areas, including corporate governance and board service, executive management, oil and natural gas industry, accounting and finance and risk assessment and management. Specifically, in nominating the candidates for election at this Annual Meeting, our board of directors considered the information discussed in each of the nominees’ individual biographies set forth beginning on page 6 above and, with respect to the current board members standing for re-election at the Annual Meeting, their past service our board.

As discussed above, our amended bylaws adopted by our board of directors in June 2020 require that each director be elected by a majority of votes cast with respect to that director in an uncontested election (where the number of nominees is the same as the number of directors to be elected). In a contested election (where the number of nominees exceeds the number of directors to be elected), the plurality voting standard governs the election of directors. Under the plurality standard, the number of nominees equal to the number of directors to be elected who receive more votes than the other nominees are elected to our board of directors, regardless of whether they receive a majority of the votes cast. Whether an election is contested or not is determined as of the day before we first mail our meeting notice to stockholders. This year’s election was determined to be an uncontested election, and the majority vote standard will apply. If a nominee who is serving as a director is not elected at the Annual Meeting, Delaware law provides that the director would continue to serve on the board of directors as a “holdover director.” However, under our director resignation policy adopted in June 2020, each director submits an advance, contingent, irrevocable resignation that our board of directors may accept if the director fails to be elected through a majority vote in an uncontested election. In that situation, the nominating and corporate governance committee would make a recommendation to our board of directors about whether to accept or reject the resignation. Our board of directors will act on the nominating and corporate governance committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days after the date the election results are certified. Our board of directors will nominate for election or re-election as director, and will elect as directors to fill vacancies and new directorships, only candidates who agree to tender the form of resignation described above. If a nominee who was not already serving as a director fails to receive a majority of votes cast at the annual meeting, Delaware law provides that the nominee does not serve on our board of directors as a “holdover director.

Director Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are held by two different individuals. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business and operations, while allowing our Chairman of the Board to lead the board in its fundamental role of providing advice to and oversight of management. The Chairman of the Board provides leadership to our board of directors and works with the board of directors to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board sets the board agendas, with the input from other members of the board and our management, facilitates communications among and information flow to directors, has the power to call special meetings of our board of directors and stockholders and presides at meetings of our board of directors and stockholders. The Chairman of the Board also advises and counsels our Chief Executive Officer and other officers.

We believe that our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company. We believe that the atmosphere of our board is collegial, that all board members are well engaged in their responsibilities, and that all board members express their views and consider the opinions expressed by other directors. Three out of the five directors currently serving on our board of directors are independent under the Nasdaq listing standards and SEC rules, and Mr. Smith has been appointed as the lead director among our independent directors. In such capacity, Mr. Smith's duties include presiding at all meetings of the board at which the Chairman of the Board is not present, including executive sessions of the independent directors, and serving as a liaison between the Chairman of the Board and the independent directors. We believe that all of our independent directors have demonstrated leadership in business enterprises and are familiar with board processes. Our independent directors are involved in the leadership structure of our board of directors by serving on our audit, compensation and nominating and corporate governance committees, each having an independent chairperson. Specifically, Mr. Smith, as the chair of our audit committee, oversees the accounting and financial reporting processes, as well as compliance with legal and regulatory requirements. The chair of our compensation committee oversees the annual performance evaluation of our named executive officers as well as our compensation policies and practices and their impact on risk and risk management. The chair of our nominating and corporate governance committee monitors matters such as the composition of the board and its committees, board performance and best practices in corporate governance. As such, each committee chair provides independent leadership for purposes of many important functions delegated by our board of directors to such committee.

Committees of the Board of Directors

Our board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee. A summary of the functions performed by these committees and their membership as of the date of this proxy statement is presented below.

Committee	Members	Principal Functions	Number of Meetings in 2019
Audit	Arthur Smith * James Palm
-Reviews and discusses with management and the independent auditors the integrity of our accounting policies, internal controls, financial statements, accounting and auditing processes and risk management compliance.

-Monitors and oversees our accounting, auditing and financial reporting processes generally, including the qualifications, independence and performance of the independent auditor.
-Monitors our compliance with legal and regulatory requirements.
-Establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
-Reviews and approves related party transactions.
-Appoints, determines compensation, evaluates and terminates our independent auditors.
-Pre-approves audit and permissible non-audit services to be performed by the independent auditors.
-Prepares the report required by the SEC for the inclusion in our annual proxy statement.
4 (four)
Compensation	James Palm Arthur Smith
-Oversees and administers our executive compensation policies, plans and practices and evaluates their impact on risk and risk management.

-Discharges the board of directors’ responsibilities relating to the compensation of our Chief Executive Officer and other executive officers.

-Administers our equity-based compensation plans, including the grants equity awards under such plans.

-Makes recommendations to the board with respect to director compensation.

-Conducts annual performance evaluation of the committee.

-Reviews disclosure related to executive compensation in our proxy statement.
2 (two)
Nominating and Corporate Governance	James Palm * Arthur Smith
-Identifies individuals qualified to become board members and recommends to the board of directors nominees for election by stockholders at each meeting of stockholders and nominees to fill any vacancies and newly created directorships.

-Evaluates candidates for board membership, including those recommended by stockholders.

-Reviews the criteria for the selection of new directors to serve on the board.

-Oversees the evaluation of the board and management of the Company.

-Reviews and makes recommendations regarding the composition and size of the board and each of the board's committees.

-Recommends to the board the chairpersons and members of each of the board's committees.
**
*Committee Chairperson. The board expects to appoint the new Chairperson of the compensation committee at its first meeting following the Annual Meeting.
**The nominating and corporate governance committee was formed in August 2019 after the Company was no longer a "controlled" company and took actions by written consent in lieu of meetings in 2019.

The charters for our audit committee, compensation committee and nominating and corporate governance committee can be found on our website at www.mammothenergy.com under the “Corporate Governance” caption. You may also obtain copies of these charters by writing to Corporate Secretary, Mammoth Energy Services, Inc. 14201 Caliber Drive Suite 300, Oklahoma City, Oklahoma, 73134.

Board of Director’s Role in Risk Oversight

Risks Involved in our Operations. As an energy services company, we face a number of risks, including risks associated with supply of and demand for oil and natural gas, volatility of oil and natural gas prices, environmental and other government regulations and taxes, weather conditions, health and safety considerations, adequacy of our insurance coverage and overall domestic and global economic environment. Demand for services in the oil and natural gas industry is cyclical and subject to sudden and significant volatility. For example, the oilfield service industry experienced an abrupt deterioration in demand during the second half of 2019, principally due to oil and natural gas producers’ intense focus on capital discipline and free cash flow generation and customer budget exhaustion, which led to a sharp decline in U.S. land rig count and an unprecedented decline in operating frac spreads from the second quarter through the end of 2019.

In early March 2020, oil prices dropped sharply and then continued to decline reaching levels below zero dollars per barrel. This was a result of multiple factors affecting global oil and natural gas markets, including the announcement of price reductions and production increases by OPEC members and other oil exporting nations and the ongoing COVID-19 pandemic. Commodity prices are expected to continue to be volatile as a result of production levels, inventories and demand, and national and international economic performance. Other significant factors that are likely to continue to affect commodity prices in current and future periods include, but are not limited to, the effect of U.S. energy, monetary and trade policies, U.S. and global political developments, including the outcome of the U.S. presidential election and resulting energy and environmental policies, the impact and duration of the ongoing COVID-19 pandemic and conditions in the U.S. oil and gas industry.

The price of oil, natural gas and natural gas liquids, as well as the ongoing COVID-19 pandemic and adverse macroeconomic conditions, have had an adverse impact on the level of drilling and exploration and production activity of our customers and, as a result, on demand for and pricing of our oilfield services. We cannot predict if, or when, commodity prices will improve and stabilize. The COVID-19 pandemic, the broad reduction in economic activity, the current conditions in the energy industry and the adverse macroeconomic conditions have also had an adverse effect on pricing for our oilfield services. The levels of activity in the natural sand proppant industries have also been and continue to be volatile.

Despite the very difficult conditions in which we are operating, our management, whose responsibility includes managing day-to-day business risk, remains focused on executing our strategy and serving the needs of our customers.

Role of our Board of Directors and Committees in Risk Oversight. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight. Our Chairman of the Board meets regularly with our Chief Executive Officer and our Chief Financial Officer to discuss strategy and risks facing the Company. Our executive officers regularly attend the board meetings and are available to address any questions or concerns raised by the board on risk management-related and any other matters. Other members of our management team periodically attend the board meetings or are otherwise available to confer with the board to the extent their expertise is required to address risk management matters. Periodically, our board of directors receives presentations from senior management on strategic matters involving our operations. During such meetings, our board of directors also discusses strategies, key challenges and risks and opportunities for the company with senior management.

While our board of directors is ultimately responsible for risk oversight at the Company, our three committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management. Our compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. Our nominating and corporate governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers and corporate governance.

Corporate Social Responsibility

Health, Safety and Environmental Policy

We recognize that our employees are our most valuable asset and we are committed to identifying, correcting and preventing health, safety and environmental, or HSE, hazards that could adversely affect our employees, contractors, customers or the general public. Additionally, we are committed to complying with all applicable regulatory HSE protection requirements and providing adequate resources to ensure the health and safety of our employees as well as the preservation of the environment.
We aim to reduce work-related incidents (and thereby injuries) and illness, to provide a healthy and safe work environment for employees for every task undertaken on behalf of the Company and to minimize our environmental impact. We are committed to fostering a safety culture, promoting health, wellness and a positive work-life balance and minimizing the environmental impact of our operations.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics designed to help directors and employees resolve ethical issues. Our Code of Business Conduct and Ethics applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer, controller and persons performing similar functions. The Code of Business Conduct and Ethics covers various topics including, but not limited to, conflicts of interest, fair dealing, equal employment opportunity and harassment, confidentiality, human rights, non-discrimination, freedom of association, anti-corruption, political contributions, compliance procedures and employee complaint procedures.

A copy of our Code of Business Conduct and Ethics is available on our website at http://ir.mammothenergy.com/corporate-governance.cfm. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics by posting such information on our website at the address specified above.

Vendor Code of Conduct

We are committed to ethical and lawful behavior, and to acting professionally and fairly in all business dealings and relationships. We also recognize that the activities of our vendors may influence our reputation and relationship of trust with our customers and employees and, therefore, expect our vendors to maintain the highest ethical and legal standards.

Audit Committee Report

The audit committee is responsible for providing independent, objective oversight for the integrity of the Company’s financial reporting process and internal control system. Other primary responsibilities of the audit committee include the review, oversight and appraisal of the qualifications, independence and audit performance of the Company’s independent registered public accounting firm and providing an open venue for communication among the independent registered public accounting firm, financial and senior management and the board of directors of the Company. A more detailed description of the responsibilities of the audit committee is set forth in its written charter, which is posted on our website at www.mammothenergy.com. The following report summarizes certain of the audit committee’s activities with respect to its responsibilities during 2019.

Controls and Procedures. Management has established and maintains a system of disclosure controls and procedures designed to provide reasonable assurance that information required to be disclosed by the Company in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and includes controls and procedures designed to provide reasonable assurance that information required to be disclosed by us in those reports is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. As of December 31, 2019, management conducted an evaluation of our disclosure controls and procedures. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective to provide reasonable assurance that the information required to be disclosed by us in the reports we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. The audit committee discussed with management and Grant Thornton LLP the quality and adequacy of the Company’s disclosure controls and procedures.

Management has also established and maintains a system of internal controls over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. These internal controls are designed to provide reasonable assurance that the reported financial information is presented fairly, that disclosures are adequate and that the judgments inherent in the preparation of financial statements are reasonable. Management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on management’s evaluation under the framework in Internal Control-Integrated Framework, management did not identify any material weaknesses in our internal control over financial reporting and concluded that our internal control over financial reporting was effective as of December 31, 2019, as discussed in more detail in Management’s Report on Internal Control Over Financial Reporting, which was included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020. Our internal control over financial reporting as of December 31, 2019 has been audited by Grant Thornton LLP, as stated in its attestation report, which was included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020. The audit committee reviewed and discussed with management the Company’s audited financial statements. The audit committee also reviewed and discussed with management and Grant Thornton LLP the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Discussions with Independent Auditing Firm. The audit committee has discussed with Grant Thornton LLP, independent auditors for the Company, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The audit committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with that firm its independence from the Company.

Recommendation to the board of directors. Based on its review and discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

THE AUDIT COMMITTEE

Arthur Smith, Chairman
James Palm

Executive Officers

The following sets forth the name, age, position and biographical information of each individual who is currently serving as our executive officer or had served in such role during 2019.

Name	Age	Position
Arty Straehla	66	Chief Executive Officer and Director
Mark Layton	45	Chief Financial Officer and Secretary
Rusty LaForge(1)	45	Former Vice President, General Counsel and Assistant Secretary
(1)    Mr. LaForge resigned from his position with the Company effective March 15, 2019.

Biographical information for Mr. Straehla is set forth in this proxy statement under the heading “Election of Directors and
Director Biographies.”

Mark Layton. Mark Layton has served as our Chief Financial Officer since our formation on June 3, 2016 and as our Secretary since our IPO on October 14, 2016. Mr. Layton served as the Chief Financial Officer of the general partner of Mammoth Partners from August 2014 until October 2016. Mr. Layton served as Chief Financial Officer of Stingray Pressure Pumping LLC, a subsidiary of the Company, from January 2014 to August 2014. Mr. Layton was employed from August 2011 through January 2014 by Archer Well Company Inc., an oilfield services company, where his last position was Director of Finance for North America. From September 2009 through August 2011, Mr. Layton was employed by Great White Energy Services, Inc., an oilfield services company, where his last position was Corporate Controller and Director of Financial Reporting. Mr. Layton served as Vice President of Finance of Crossroads Wireless, Inc., a wireless telecommunications service company, from May 2007 through September 2009. From April 2004 through May 2007, Mr. Layton served as the Director of Financial Reporting for Chickasaw Holding Company, a telecommunications service company. He began his career in public accounting with Finley & Cook PLLC. Mr. Layton has a Bachelor of Science degree in Accounting from the University of Central Oklahoma. Mr. Layton is a Certified Public Accountant.

Rusty LaForge. Rusty LaForge served as our Vice President and General Counsel from December 2017 until his resignation in March 2019. Prior to joining our company, Mr. LaForge served as Executive Vice President and General Counsel of Southwest Bancorp, Inc. Prior to that, Mr. LaForge was a partner with the law firm of McAfee & Taft serving as the practice group leader for the firm’s Banking and Financial Institutions practice group, where he concentrated on regulatory and transactional matters affecting banks, bank holding companies, and other financial firms. His career experience includes service as director of investor relations for Guaranty Financial Group and Guaranty Bank, Austin, Texas from May 2007 to August 2009, and as an attorney in the financial services section of the Bracewell & Giuliani LLP law firm. Mr. LaForge earned a bachelor’s degree in accounting from Oklahoma State University in 1998, and graduated from the University of Oklahoma College of Law in 2002. Mr. LaForge is a certified public accountant.

Executive Compensation

The Company qualifies as a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, and has elected to rely in this proxy statement on scaled disclosure requirements for smaller reporting companies permitted by Regulation S-K.

Overview

The following sets forth an overview of our compensation program, including the objectives and rationale of each element of compensation, for each of our executive officers below, which we refer to in this proxy statement as our “named executive officers” or “NEOs.” We have also provided a description of the actions and decisions of the compensation committee of our board of directors, and of our board of directors, to the extent applicable, as they relate to our executive compensation decisions.

Named Executive Officer	Position
Arty Straehla	Chief Executive Officer and Director
Mark Layton	Chief Financial Officer and Secretary
Rusty LaForge(1)	Former Vice President, General Counsel and Assistant Secretary
(1)    Mr. LaForge resigned from his position with the Company effective March 15, 2019.

Executive Summary

Compensation Philosophy

The following sets forth a summary of our executive compensation philosophy:

•	design competitive total compensation programs;

•	motivate employees to deliver outstanding financial and operational performance;

•	set compensation and incentive levels relevant to the market; and

•	provide an enhanced portion of the total compensation to our NEOs in equity, with the equity component of executive compensation weighting more heavily than the cash component.

Elements of Compensation

	Element	Description	Purpose
Fixed	Base Salary	Delivered in cash and evaluated each year based on peer company and survey market data	Provide competitive cash compensation to attract and retain key executive talent
Variable	Annual Bonus	Delivered in cash based on the committee’s evaluation of company and individual performance	Motivate and reward our executives to achieve key short-term financial and operation objectives
	Long-term Incentives	Restricted stock units, which typically vest over a three- or four- year period	Reward creation of long-term stockholder value, encourage long-term retention of executives and align long-term interests of executive with stockholders

2019 Performance Highlights

•
Achieved net loss of $79 million and Adjusted EBITDA of $77 million for the year ended December 31, 2019. See “Non-GAAP Financial Measures” included in our most recent Annual Report on Form 10-K for a reconciliation of net loss to Adjusted EBITDA.

•
Continued to transform our company toward a more industrial based company and formed an infrastructure engineering business focused on the transmission and distribution industry and commenced oilfield equipment manufacturing operations.

•	Hired a new president for our infrastructure division and recently added experienced industry personnel to management positions.

•	Continued to explore other opportunities to expand our business lines as we shift to a broader industrial focus.

Good Corporate Governance

What We Do	What We Don’t Do
Increase alignment of interests of our executive officers with those of our stockholders by providing an enhanced portion of compensation in the form of long-term equity awards in the form of restricted stock units, which typically vest over a three- or four- year period
NO liberal share recycling in our equity incentive plan
Emphasize performance in our bonus awards	NO guaranteed bonuses for NEOs
Provide a competitive compensation package focused on retaining, motivating and incentivizing top executive talent	NO written employment agreements for NEOs
Review, on a regular basis, share utilization and dilution when granting equity awards	NO severance agreements, except for change in control and death and disability provisions in our equity award agreements
Annual advisory “say-on-pay” vote	NO repricing of underwater stock options
Have a clawback policy that allows us to recover incentive compensation	Limited perquisites for NEOs
Engage an external, independent compensation advisor to conduct competitive benchmarking to align the Company's compensation program with prevailing market practices	NO tax gross-ups on perquisites
Each member of our compensation committee meets the independence requirements under SEC rules and Nasdaq listing standards	NO hedging of our securities by NEOs or directors
Engage in active stockholder outreach with respect to executive compensation and corporate governance	NO pledging of our securities by our NEOs or directors, except in certain limited circumstances and subject to prior approval by our compliance officer or the compensation committee
Adopted a majority voting bylaw provision for uncontested director elections	NO pension or supplemental executive retirement plans to our current executive officers (except for a our broad-based 401(k) plan)
Committed to identifying, correcting and preventing health, safety and environmental, or HSE, hazards that could adversely affect our employees, contractors, customers or the general public

Determining Executive Compensation

Our Executive Compensation Policy

Our general compensation policy is guided by several key principles:

•	designing competitive total compensation programs to enhance our ability to attract and retain knowledgeable and experienced senior management level employees;

•	motivating employees to deliver outstanding financial performance and meet or exceed general and specific business, operational and individual objectives;

•	setting compensation and incentive levels relevant to the market in which the employee provides service; and

•
providing an enhanced portion of the total compensation to our named executive officers in equity (rather than cash), vesting over a three-year period, thus increasing an alignment of interests between our senior management level employees and our stockholders and retention of our top executive talent.

The Role of Our Compensation Committee

The compensation committee of our board of directors is primarily responsible for establishing, implementing and monitoring our compensation programs, including those applicable to our named executive officers. In particular, the compensation committee’s current role is to oversee, on behalf of our board of directors, our compensation and benefit plans and policies, review and approve incentive compensation and equity based plans (including establishing, reviewing and approving performance-based cash incentive bonuses and equity grants to our executive officers and directors, as may be applicable) and establish, review and approve annually all compensation decisions relating to our NEOs, including those with respect to employment agreements, performance targets, severance arrangements, change in control provisions and any special supplemental benefits applicable to our Chief Executive Officer and other executive officers. The compensation committee meets at least annually to review executive compensation programs, approve compensation levels, consider performance targets, review management performance and administer our equity-based and cash incentive compensation plans. The compensation committee operates in accordance with its charter effective October 2016, which sets forth the committee’s powers and responsibilities described in more detail under the heading “Committees of the Board of Directors.”

The Role of Our Compensation Consultant

In January 2020, our compensation committee engaged Pearl Meyer & Partners, LLC, or Pearl Meyer, to conduct a compensation analysis of compensation practices for our named executive officers and to assist the compensation committee in establishing market place compensation levels for such executives. The compensation committee considered any potential conflicts of interest with the compensation consultant and determined that there were no such conflicts of interest. The committee will continue to monitor Pearl Meyer's independence going forward.

The Role of Our Chief Executive Officer

Our compensation committee evaluates our Chief Executive Officer based on the Company performance criteria described above, his leadership roles as a member of the board of directors and as our lead representative to the investment community and other related criteria. His total compensation package is ultimately determined by the compensation committee based upon this evaluation and upon input from the compensation consultant, reflecting our Chief Executive Officer’s performance, our Company performance, competitive industry practices and the terms of his employment.

Each year, our Chief Executive Officer evaluates each of the other NEOs and makes compensation recommendations to the compensation committee. In developing his recommendations, the Chief Executive Officer considers each NEO’s individual performances as well as his contribution to the Company performance.

Our Peer Group and Survey Data

The committee annually reviews the compensation of our NEOs relative to the peer group utilized by the compensation committee, based on market information provided by Pearl Meyer. The information provided by Pearl Meyer reflects compensation data from a peer group of publicly-traded companies and from market surveys. The peer group consists of 26 companies in the oilfield services industry and the industrial/infrastructure industry, reflecting our unique composition. The peer group is used to understand and evaluate how certain NEO’s total direct compensation compares with the total direct compensation provided to individuals in similar roles in the peer group of publicly-traded companies. Our compensation committee uses a combination of peer group proxy data and survey data in determining the compensation for our NEOs. The committee does not target a specific level of compensation relative to the market data, however the committee does consider each element of each NEO’s compensation relative to the market median.

The peer group utilized by the committee for 2019 compensation and performance decisions is set forth below:

2019 Compensation Peer Group
Argan, Inc.	Key Energy Services, Inc.	Quintana Energy Services Inc.
Basic Energy Services, Inc.	MYR Group Inc.	RPC, Inc.
C&J Energy Services, Inc.	NexTier Oilfield Solutions Inc.	Smart Sand, Inc.
Emerge Energy Services LP	Nine Energy Services, Inc.	Sterling Construction Company, Inc.
Great Lakes Dredge & Dock Corp.	Northwest Pipe Company	Team, Inc.
Gulf Island Fabrication, Inc.	Pioneer Energy Services Corp.	The Goldfield Corporation
Hi-Crush Partners LP	Precision Drilling Corp.	U.S. Silica Holdings, Inc.
Hill International, Inc.	Primoris Services Corp.	VSE Corporation
IES Holdings, Inc.	ProPetro Holding Corp.

Decision Making Process

Our compensation committee determines, in connection with its review of the information provided by Pearl Meyer and subject to the employment terms with our NEOs, the mix of compensation, both among short-term and long-term compensation and cash and non-cash compensation, that it believes are appropriate for each of our named executive officers. In making compensation decisions with respect to each element of compensation, the compensation committee considers numerous factors, including:

•	the individual’s particular background and circumstances, including training and prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar persons at peer group companies;

•	the demand for individuals with the individual’s specific expertise and experience at the time of hire;

•	achievement of individual and company performance goals and other expectations relating to the position;

•	comparison to other executives within the Company having similar levels of expertise and experience and the uniqueness of the individual’s industry skills;

•	aligning the compensation of our executives with interests of our stockholder and stockholder value creation; and

•	aligning the compensation of our executives with the performance of the Company on both a short-term and long-term basis.

Terms of Employment

The following summarizes the material employment terms we have with our named executive officers. We do not have written employment agreements with our named executive officers.

Arty Straehla. In February 2016, we entered into an oral employment agreement with Arty Straehla, our Chief Executive Officer, providing for an initial annual base salary of $400,000, subject to increases from time to time by the board of directors or the compensation committee. Upon completion of our IPO in October 2016, Mr. Straehla’s annual base salary was increased to $600,000 and he received an award of 250,000 restricted stock units that vested in three substantially equal annual installments beginning on the first anniversary of the grant. Mr. Straehla's annual base pay was not increased in 2017, 2018 or 2019. Instead, in response to industry conditions, in September 2019, Mr. Straehla offered, and the compensation committee accepted, a voluntary 10% reduction in his annual base salary. As a result, Mr. Straehla's annual base salary was reduced to $540,000. Subject to Mr. Straehla’s achievement of certain performance goals determined by the board of directors or the compensation committee, Mr. Straehla is eligible to receive bonuses. Mr. Straehla is entitled to participate in any life and medical insurance plans and other similar plans that we establish from time to time for our executive employees. Mr. Straehla’s employment with us is terminable by either party.

Mark Layton. In September 2014, we entered into an oral employment agreement with Mark Layton, our Chief Financial Officer, providing for an initial annual base salary of $225,000. As a result of industry conditions, Mr. Layton’s annual base salary was reduced to $202,500 in September 2015. Upon completion of our IPO in October 2016, Mr. Layton’s annual base salary was increased to $300,000 and he received an award of 15,000 restricted stock units that vests in four equal annual installments beginning on the first anniversary of the grant. Mr. Layton's annual base pay was not increased in 2017, 2018 or 2019. Instead, in response to industry conditions, in September 2019, Mr. Layton offered, and the compensation committee accepted, a voluntary 10% reduction in his annual base salary. As a result, Mr. Layton's annual base salary was reduced to $270,000. Subject to Mr. Layton’s achievement of certain performance goals to be determined by the board of directors or the compensation committee, Mr. Layton is eligible to receive bonuses. Mr. Layton is entitled to participate in any life and medical insurance plans and other similar plans that we establish from time to time for our executive employees. Mr. Layton’s employment with us is terminable by either party.

Rusty LaForge. Mr. LaForge served as our Vice President, General Counsel and Assistant Secretary from December 2017 until his resignation effective March 15, 2019. We were party to an oral employment agreement with Mr. LaForge from December 2017 until his resignation. The employment agreement provided for an annual base salary of $250,000. In February 2018, Mr. LaForge received an equity incentive award of 20,000 restricted stock units, one-third of which vested in February 2019 and the remaining restricted stock units were forfeited by Mr. LaForge in connection with his resignation. Under the terms of his employment, Mr. LaForge was eligible to receive bonuses, subject to Mr. LaForge’s achievement of certain performance goals, as determined by the board of directors or the compensation committee. Mr. LaForge was also entitled to participate in any life and medical insurance plans and other similar plans that we establish from time to time for our executive employees. In connection with Mr. LaForge’s resignation, he received all of his accrued and unpaid salary and any other compensation payable to him (including any vacation and sick pay) with respect to services rendered through the effective date of his resignation. All of Mr. LaForge's unvested restricted stock unit awards were forfeited at the effective time of his resignation.

Elements of Compensation

Base Salary

We provide our NEOs and other employees with a base salary to provide a fixed amount of compensation for services during the fiscal year. Base salaries and any increases thereto are subjectively determined by the committee for each of the NEOs on an individual basis, taking into consideration the factors described above, including an assessment of individual contributions to Company performance, length of tenure, compensation levels for comparable positions, internal equities among positions and, with respect to executives other than the Chief Executive Officer, the recommendations of the Chief Executive Officer. The base salaries for the Chief Executive Officer and Chief Financial Officer were initially set by the compensation committee for 2019 at $600,000 and $300,000, respectively. However, during 2019, Mr. Straehla and Mr. Layton each offered a 10% voluntary reduction in annual base pay effective September 30, 2019. Mr. LaForge’s annual base salary for 2019 was set by the compensation committee at $250,000, but he resigned from the Company effective March 15, 2019 and received his base salary earned through that date. For details regarding 2019 annual base salaries, see “Compensation Tables—2019 Summary Compensation Table” below.

In February 2020, the committee reviewed the base salaries of each of the Chief Executive Officer and Chief Financial Officer and did not recommend any changes to their respective base salaries. As a result, the base salaries for the Chief Executive Officer and Chief Financial Officer for 2020 remained at the 2019 levels, subject to the 10% voluntary reduction in annual base pay.

NEO	2020 Base Salary
Arty Straehla	$540,000(1)
Mark Layton	$270,000(1)

(1)	Reflects the 10% voluntary reduction in annual base pay effective September 2019.

Annual Bonus

Our annual year-end bonus is designed to incentivize and reward the achievement of Company short-term financial, operational and strategic goals that we believe drive shareholder value, as well as individual performance during the year. Our annual bonus program supports our commitment to motivating our executives to deliver outstanding financial and operational performance. In determining the annual bonus for each NEO, the compensation committee reviews information provided by management with respect to Company performance as well as individual memos prepared at the request of the compensation committee by each NEO detailing their respective achievements for the year. The compensation committee then discusses Company and individual performance in the context of the information provided by Pearl Meyer, and recommends annual bonus amounts in consideration of the total compensation each NEO will receive. In 2019, Messrs. Straehla and Layton received cash bonuses of $330,000 and $230,000, respectively, in recognition of their efforts in collecting receivables attributable to work performed by the Company in 2018. In February 2020, after its review of 2019 Company and individual performance, the compensation committee awarded a year-end cash bonus of $100,000 to Mr. Layton for fiscal year 2019 performance. In March 2020, Mr. Layton also received an award of restricted stock units with a grant date fair value of $465,550, in part in recognition of his contribution to the Company in 2019. In lieu of a year-end cash bonus for 2019, in March 2020, Mr. Straehla received an award of restricted stock units with a grant date fair value of $1,210,430. See “—Long-term Incentives” below.

Long-term Incentives

Our long-term incentive program is designed to provide incentive compensation linked to stockholder value. The compensation committee from time to time awards long-term incentive compensation in the form of restricted stock units under our 2016 Plan (described in more detail below). The restricted stock units are subject to time based vesting. In determining grants of long-term incentives for the NEOs, the compensation committee reviews Company and individual performance as well as the NEO’s total compensation in light of the market information provided by Pearl Meyer. The compensation committee also considers the restricted stock units awards granted to our NEOs in prior years, including in connection with our IPO in 2016. No equity grants were made to our named executive officers in 2019. In March 2020, the compensation committee granted restricted stock unit awards to our Chief Executive Officer and Chief Financial Officer in recognition of their respective contributions to the Company in 2019 and, with respect to our Chief Executive Officer, in lieu of a cash bonus. We believe that providing executive compensation that is weighted more heavily toward equity awards rather than cash will enhance alignment of these NEOs’ interests with those of our stockholders and will incentivize their performance.

NEO	Restricted Stock Units(1)	Grant Date Fair Value of Awards
Arty Straehla	1,300,000	$1,210,430
Mark Layton	500,000	$465,550

(1)
Of these units, 25% vested on March 3, 2020 and the remaining 75% will vest in three equal annual installments beginning on March 3, 2021, subject to the continuous service requirement. See also Proposal 2. Each such restricted stock unit award will accelerate and vest immediately upon the change of control of the Company and upon such executive’s death or disability.

Other Elements of Compensation

401(k) Plan

We have a retirement savings plan in which our named executive officers currently participate. The retirement plan is a tax qualified 401(k) plan that covers all eligible employees including the named executive officers. Prior to October 9, 2015, we made a safe harbor contribution equal to 3% of each eligible employee’s gross annual compensation for the prior calendar year, subject to certain limitations provided by our 401(k) plan and Internal Revenue Service regulations. The safe harbor contributions were made regardless of employee’s deferrals into the plan. All safe harbor contributions made by us on behalf of an eligible employee were 100% vested when contributed. We also have the ability to make an additional, discretionary contribution that is allocated based on each eligible employee’s gross annual compensation for the prior calendar year, but did not make any discretionary contributions in 2016 and 2017. Effective January 1, 2018, we reinstated matching contributions of up to 3% of an eligible employee’s compensation.

Termination and Change of Control Benefits

We do not have written employment agreements or change in control agreements with our Chief Executive Officer and Chief Financial Officer, except that the terms of their respective restricted stock unit awards provide for the acceleration and vesting of such awards upon termination in connection with the change of control of the Company. For a description of our oral agreements with our NEOs, see “—Terms of Employment” above. Additional information regarding termination and change of control benefits for our NEOs, see “Termination and Change of Control Benefits” below.

Perquisites and Other Personal Benefits

The Company provides certain limited perquisites and other personal benefits that we believe to be reasonable and consistent with our overall compensation program to better enable us to attract and retain competent executives for key positions. The committee considers and periodically reviews the levels of perquisites and other personal benefits in establishing the total compensation of our NEOs. During 2019, our NEOs received minimal perquisites that provide value to our business in the form of certain sporting event tickets, gym membership dues and 401(k) plan contributions.

Anti-Hedging Policy

We have a policy prohibiting directors, executive officers and certain other designated employees from speculative trading in our securities, including hedging transactions, short selling, and trading in put options, call options, swaps or collars. In addition, we prohibit our directors and executive officers from holding our common stock in a margin account. To our knowledge, all such individuals are in compliance with the policy. Our policy is to also strongly discourage all other employees from engaging in hedging activities in our stock. Any such transaction requires notice and pre-approval, and will only be considered with a valid justification. Since the adoption of our anti-hedging policy in connection with our IPO in October 2016, we are not aware of any hedging activities by our employees.

Tax Considerations

Section 162(m) of the Code may limit our ability to deduct annual compensation in excess of $1,000,000 that is paid to our Chief Executive Officer and other NEOs. Pursuant to tax law changes effective in 2018, the Chief Financial Officer is included in the executives whose compensation is subject to the limit imposed by Section 162(m), and the exception to Section 162(m)’s $1,000,000 limit for “performance-based compensation” was eliminated, with the result that all taxable compensation paid to our Chief Executive Officer, Chief Financial Officer and other NEOs in 2019 was subject to the annual $1,000,000 per person limit on deductibility. Although we consider tax deductibility in the design and administration of our executive compensation plans and program, we believe that our interests are best served by providing competitive levels of compensation to our NEOs even if it results in the non-deductibility of certain amounts of compensation under the Code.

2016 Plan

Prior to the completion of our IPO, we did not have any option or other equity incentive plan and there were no options, restricted units or other equity awards outstanding for any of our named executive officers. In connection with and prior to, our IPO, our board of directors adopted, and our stockholders approved, our equity incentive plan as described below. The equity incentive plan is intended to enable us to obtain and retain the services of employees, directors and consultants who will contribute to our long-term success and to provide an additional incentive to our management and directors to continue to grow our business and enhance the share value for our stockholders.

Eligible award recipients are employees, consultants and directors of the Company and its subsidiaries. Incentive stock options may be granted only to our employees. Awards other than incentive stock options may be granted to employees, consultants and directors. The shares that may be issued pursuant to awards consist of our authorized but unissued common stock, and the maximum aggregate number of shares subject to awards that may be granted in any calendar year to any eligible participant under the 2016 Plan may not exceed 450,000 shares, subject to adjustment to reflect certain corporate transactions or changes in our capital structure. The compensation committee, acting upon authority delegated to it by our board of directors, has adopted an amendment to this provision of the 2016 Plan, effective for any and all awards granted on or after March 1, 2020, subject to stockholder approval, which amendment is described in more detail in Proposal 2 included in this proxy statement.

Share Reserve. The aggregate number of shares of common stock initially authorized for issuance under the plan is 4,500,000 shares. However, (i) shares covered by an award that expires or otherwise terminates without having been exercised in full and (ii) shares that are forfeited to, or repurchased by, us pursuant to a forfeiture or repurchase provision under the plan may return to the plan and be available for issuance in connection with a future award.

Administration. Our board of directors (or our compensation committee or any other committee of the board of directors as may be appointed by our board of directors from time to time) administers the plan. Among other responsibilities, the plan administrator selects participants from among the eligible individuals, determines the type of award and the number of shares that will be subject to each award and determines the terms and conditions of each award, including methods of payment, vesting schedules and limitations and restrictions on awards. The board may amend, suspend, or terminate the plan at any time. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements. Unless terminated earlier, our equity incentive plan will terminate in August 2026.

Stock Options. Incentive and nonstatutory stock options may be granted pursuant to incentive and nonstatutory stock option agreements. Employees, directors and consultants may be granted nonstatutory stock options, but only employees may be granted incentive stock options. The plan administrator determines the exercise price of a stock option, provided that the exercise price of a stock option cannot be less than 100% (and in the case of an incentive stock option granted to a more than 10% stockholder, 110%) of the fair market value of our common stock on the date of grant, except when assuming or substituting options in limited situations such as an acquisition. Unless otherwise specified by the plan administrator in the terms of any option agreement, options granted under the plan vest ratably over a five-year period and have a term of ten years (five years in the case of an incentive stock option granted to a more than 10% stockholder), unless specified otherwise by the plan administrator in the option agreement.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash or check, (ii) a broker-assisted cashless exercise, (iii) the tender of common stock previously owned by the optionee, (iv) stock withholding and (v) other legal consideration approved by the plan administrator, such as exercise with a full recourse promissory note (not applicable for directors and executive officers).

Unless the plan administrator provides otherwise (solely with respect to inter vivos transfers to certain family members and estate planning vehicles), nonstatutory options generally are not transferable except by will or the laws of descent and distribution. An optionee may designate a beneficiary, however, who may exercise the option following the optionee’s death. Incentive stock options are not transferable except by will or the laws of descent and distribution.

Restricted Awards. Restricted awards are awards of either actual shares of common stock (e.g., restricted stock awards), or of hypothetical share units (e.g., restricted stock units) having a value equal to the fair market value of an identical number of shares of common stock, that will be settled in the form of shares of common stock upon vesting or other specified payment date, and which may provide that such restricted awards may not be sold, transferred, or otherwise disposed of for such period as the plan administrator determines. The purchase price and vesting schedule, if applicable, of restricted awards are determined by the plan administrator. A restricted stock unit is similar to a restricted stock award except that participants holding restricted stock units do not have any stockholder rights until the stock unit is settled with shares. Stock units represent an unfunded and unsecured obligation for us and a holder of a stock unit has no rights other than those of a general creditor.

Performance Awards. Performance awards entitle the recipient to vest in or acquire shares of common stock, or hypothetical share units having a value equal to the fair market value of an identical number of shares of common stock that will be settled in the form of shares of common stock upon the attainment of specified performance goals. Performance awards may be granted independent of or in connection with the granting of any other award under the plan. Performance goals will be established by the plan administrator based on one or more business criteria specified in the plan that apply to the plan participant, a business unit, or the Company and its subsidiaries. Performance goals will be objective and will be intended to meet the requirements of Section 162(m) of the Code. Performance goals must be determined prior to the time 25% of the service period has elapsed but not later than 90 days after the beginning of the service period. No payout will be made on a performance award granted to a named executive officer unless all applicable performance goals and service requirements are achieved. Performance awards may not be sold, assigned, transferred, pledged or otherwise encumbered and terminate upon the termination of the participant’s service to us or our affiliates.

Stock Appreciation Rights. Stock appreciation rights may be granted independent of or in tandem with the granting of any option under the plan. Stock appreciation rights are granted pursuant to stock appreciation rights agreements. The exercise price of a stock appreciation right granted independent of an option is determined by the plan administrator, but will be no less than 100% of the fair market value of our common stock on the date of grant. The exercise price of a stock appreciation right granted in tandem with an option is the same as the exercise price of the related option. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (i) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (ii) the number of shares of common stock with respect to which the stock appreciation right is exercised. Payment will be made in cash, delivery of stock, or a combination of cash and stock as deemed appropriate by the plan administrator.

Adjustments in capitalization. In the event that there is a specified type of change in our common stock without the receipt of consideration by us, such as pursuant to a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction, appropriate adjustments will be made to the various limits under, and the share terms of, the plan including (i) the number and class of shares reserved under the plan, (ii) the maximum number of stock options and stock appreciation rights that can be granted to any one person in a calendar year and (iii) the number and class of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. In the event of a change in control transaction, or a corporate transaction such as a dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale in one or a series of related transactions, of all or substantially all of the assets of the Company or a merger, consolidation, or reverse merger in which we are not the surviving entity, then all outstanding stock awards under the plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company), or may be canceled either with or without consideration for the vested portion of the awards, all as determined by the plan administrator. In the event an award would be cancelled without consideration paid to the extent vested, the award recipient may exercise the award in full or in part for a period of ten days.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plan as of December 31, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)
Equity Incentive Plan	221,241	N/A	3,667,794

(1)	Our board of directors adopted, and our stockholders approved, our equity incentive plan in connection with and prior to our IPO.

401(k) Plan

We have a retirement savings plan in which our named executive officers currently participate. The retirement plan is a tax qualified 401(k) plan that covers all eligible employees including the named executive officers. Prior to October 9, 2015, we made a safe harbor contribution equal to 3% of each eligible employee’s gross annual compensation for the prior calendar year, subject to certain limitations provided by our 401(k) plan and Internal Revenue Service regulations. The safe harbor contributions were made regardless of employee’s deferrals into the plan. All safe harbor contributions made by us on behalf of an eligible employee were 100% vested when contributed. We also have the ability to make an additional, discretionary contribution that is allocated based on each eligible employee’s gross annual compensation for the prior calendar year, but did not make any discretionary contributions in 2016 and 2017. Effective January 1, 2018, we reinstated matching contributions of up to 3% of an eligible employee’s compensation.

Compensation Tables

2019 SUMMARY COMPENSATION TABLE

We qualify as a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. The following table provides information concerning compensation of our named executive officers for the fiscal years ended December 31, 2019 and 2018. During 2019, we did not have any other executive officers or persons performing similar functions.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Arty Straehla, Chief Executive Officer	2019	$581,539	$—	$ 1,210,430(3)	$38,544	$1,830,513
	2018	$600,000	$ 1,530,000(4)	$—	$32,087	$2,162,087

Mark Layton, Chief Financial Officer and Secretary	2019	$290,769	$ 100,000(5)	$ 465,550(6)	$9,925	$866,244
	2018	$300,000	$ 1,030,000(7)	$—	$8,250	$1,338,250

Rusty LaForge, Former Vice President, General Counsel and Assistant Secretary	2019	$57,692	$—	$—	$3,231	$60,923
	2018	$250,000	$ 50,000(8)	$ 403,000(9)	$8,250	$711,250

(1)
The amounts shown reflect the grant date fair value of restricted stock units granted determined in accordance with FASB ASC Topic 718. See Note 18 to our consolidated financial statements for the fiscal year ended December 31, 2019, included in our Annual Report on Form 10-K, filed with the SEC on March 2, 2020. Details regarding equity awards that are still outstanding can be found in the “Outstanding Equity Awards at Fiscal 2019 Year End” table below.

(2)
The amounts for Mr. Straehla consist of sporting event tickets of $29,796 and $23,837 for 2019 and 2018, respectively, 401(k) plan contributions of $8,400 and $8,250 for 2019 and 2018, respectively, and a gym membership of $348 for 2019. The amounts for Mr. Layton consist of sporting event tickets of $1,200 for 2019, 401(k) plan contributions of $8,400 and $8,250 for 2019 and 2018, respectively, and a gym membership of $325 for 2019. The amounts for Mr. LaForge consist of 401(k) plan contributions for 2019 and 2018.

(3)
In lieu of a year-end cash bonus for 2019, Mr. Straehla received 1,300,000 restricted stock units, granted on March 3, 2020, with a grant date fair value of $1,210,430 determined in accordance with FASB ASC Topic 718. Of the 1,300,000 restricted stock units, 25% vested on March 3, 2020 and the remaining 75% will vest in three equal annual installments beginning on March 3, 2021, subject to the continuous service requirement. Other details of Mr. Straehla’s restricted stock unit award are discussed under “Executive Compensation-Elements of Compensation-Long-term Incentives” and Proposal 2.

(4)
The amount consists of a discretionary cash bonus of $1,200,000 in recognition of Mr. Straehla's contribution to the Company in 2018 and a discretionary cash bonus of $330,000 in recognition of Mr. Straehla's efforts in collecting receivables attributable to work performed by the Company in 2018. These bonuses were paid to Mr. Straehla in 2019.

(5)	The amount consists of a discretionary cash bonus of $100,000 paid to Mr. Layton in February 2020 in recognition of his contribution to the Company in 2019.

(6)
Mr. Layton received 500,000 restricted stock units granted to him on March 3, 2020, with a grant date fair value of $465,550 determined in accordance with FASB ASC Topic 718, in recognition of his contribution to the Company in 2019. Of the 500,000 restricted stock units, 25% vested on March 3, 2020 and the remaining 75% will vest in three equal annual installments beginning on March 3, 2021, subject to the continuous service requirement. Other details of Mr. Layton’s restricted stock unit award are discussed under “Executive Compensation-Elements of Compensation-Long-term Incentives” and Proposal 2.

(7)
The amount consists of a discretionary cash bonus of $800,000 in recognition of Mr. Layton's contributions to the Company in 2018 and a discretionary cash bonus of $230,000 in recognition of Mr. Layton's efforts in collecting receivables attributable to work performed by the Company in 2018. These bonuses were paid to Mr. Layton in 2019.

(8)	The amount consists of a discretionary cash bonus awarded to Mr. LaForge in recognition of his contribution to the Company in 2018. This amount was paid to Mr. LaForge in 2019.

(9)
Mr. LaForge resigned from his position with the Company effective March 15, 2019. Reflects Mr. LaForge’s award of 20,000 restricted stock units granted on February 20, 2018, of which 6,666 restricted stock units vested in February 2019 and the remaining 13,334 restricted stock units, with a grant date fair value of approximately $269,000, were forfeited by Mr. LaForge in connection with his resignation.

OUTSTANDING EQUITY AWARDS AT FISCAL 2019 YEAR-END

The following table provides information concerning equity awards outstanding for our named executive officers at December 31, 2019. During 2019, we did not have any other executive officers or persons performing similar functions.

Name and Principal Position	Grant Date	Share Price At Grant Date ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested(1) ($)
Arty Straehla, Chief Executive Officer	—	$—	—	$—
Mark Layton, Chief Financial Officer and Secretary(2)	10/19/2016	$15.00	3,750	$8,250
	2/21/2017	$21.18	13,334	$29,335
Rusty LaForge, Former Vice President, General Counsel and Assistant Secretary(3)	$—	$—	—	$—

(1)	Market value of shares or units that have not vested is based on the closing price of $2.20 per share of our common stock on The Nasdaq Global Select Market on December 31, 2019.

(2)	Restricted stock units granted on October 19, 2016 vest on October 19, 2020. Restricted stock units granted on February 21, 2017 vested on February 21, 2020.

(3)	Mr. LaForge resigned from his position with the Company effective March 15, 2019 and forfeited 13,334 unvested restricted stock units granted to him on February 20, 2018.

Termination and Change of Control Benefits

We do not have written employment agreements or change in control agreements with our Chief Executive Officer and Chief Financial Officer, except that the terms of their respective restricted stock unit awards provide for the acceleration and vesting of such awards upon termination in connection with the change of control of the Company.

Upon termination for any reason, each of Mr. Straehla and Mr. Layton would be entitled to receive all of his accrued and unpaid salary and any other compensation payable to such executive (including vacation and sick pay) with respect to services rendered through the termination date. Under the terms of the outstanding restricted stock unit awards granted to each of Mr. Straehla and Mr. Layton, each such award would be accelerated and vested immediately upon the change of control of the Company or upon such executive’s death or disability. The value of Mr. Layton’s unvested restricted stock units outstanding as of December 31, 2019 that would be accelerated and vested upon the change of control of the Company or upon his death or disability would have been $37,585, based on the closing value of our stock on December 31, 2019. At December 31, 2019, Mr. Straehla did not have any unvested equity awards. The terms of Mr. Straehla’s and Mr. Layton’s restricted stock unit awards granted to them in March 2020 are discussed in more detail under “Executive Compensation—Elements of Compensation—Long-term Incentives.”

2019 DIRECTOR COMPENSATION

The following table contains information with respect to 2019 compensation of our directors who served in such capacity during that year, except that the 2019 compensation of the director who is also our named principal executive officer is disclosed in the 2019 Summary Compensation Table above.

Name	Board & Committee Retainer Fees	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Arthur Amron(2)	$86,276	$136,431	$—	$222,707
Paul Heerwagen(3)	$60,000	$100,000	$—	$160,000
Marc McCarthy(2)	$67,500	$100,000	$—	$167,500
James Palm	$90,714	$100,000	$—	$190,714
Matthew Ross(4)	$83,571	$100,000	$—	$183,571
Arthur Smith	$90,000	$100,000	$—	$190,000
Jonathan Yellen(5)	$11,101	$54,644	$—	$65,745

(1)
The amounts shown reflect the grant date fair value of restricted stock units granted determined in accordance with FASB ASC Topic 718. See Note 18 to our consolidated financial statements for the fiscal year ended December 31, 2019, included in our Annual Report on Form 10-K, filed with the SEC on March 2, 2020. As of December 31, 2019, each director, with the exception of Mr. Heerwagen and Mr. Yellen, had unvested awards of 10,493 restricted stock units. The awards granted to Messrs. Amron, Palm, Ross and Smith vested on June 5, 2020, the first anniversary of the date of grant. Mr. Heerwagen resigned from our board of directors on November 18, 2019 and his unvested award of 10,493 restricted stock units was forfeited. Mr. McCarthy resigned from our board of directors on April 14, 2020 and his unvested award of 10,493 restricted stock units was forfeited. As of December 31, 2019, Mr. Yellen had an unvested award of 36,674 restricted stock units. Mr. Yellen resigned from our board of directors and its committees on May 8, 2020 and his unvested award was forfeited.

(2)
As required under the terms of their employment with Wexford, Messrs. Amron and McCarthy’s restricted stock units earned in their capacity as members of our board of directors were assigned to Wexford. As indicated above, Mr. McCarthy resigned from our board of directors on April 14, 2020 and his unvested award of 10,493 restricted stock units was forfeited.

(3)
As required under the terms of his employment with Gulfport, Mr. Heerwagen’s restricted stock units earned in his capacity as a member of our board of directors were assigned to Gulfport. As indicated above, Mr. Heerwagen resigned from our board of directors on November 18, 2019 and his unvested award of 10,493 restricted stock units was forfeited.

(4)
Mr. Ross has decided not to seek re-election at the Annual Meeting and resigned from his positions on the audit committee and the nominating and corporate governance committee effective April 16, 2020.

(5)	As indicated in footnote 1 above, Mr. Yellen resigned from our board of directors and its committees on May 8, 2020 and his unvested award was forfeited.

Director Compensation

Our non-employee directors are entitled to receive an annual retainer in the amount of $60,000, plus an additional annual payment of $20,000 for the chairperson and $15,000 for each other member of the audit committee and $15,000 for the chairperson and $10,000 for each other member of the compensation committee and nominating and corporate governance committee, with such amounts paid in quarterly installments. In April 2020, our board of directors voted to reduce the amount of the annual retainer by 10% in recognition of the challenges facing the Company. We also provided our non-employee directors with equity compensation under our Equity Incentive Plan as additional compensation and incentive. On the date of each annual meeting of stockholders, our non-employee directors receive an annual equity award with a value of $100,000 that vest on the earlier of the first anniversary of the grant date or the next annual meeting of stockholders.

We provide liability insurance for our directors and officers. In addition, our certificate of incorporation sets forth limitations on our directors’ liability to our stockholders. Further, our amended and restated bylaws contain indemnification and advancement of expenses provisions for the benefit of our directors and officers. We are also party to a customary indemnification agreement with each of our executive officers and directors.

Stock Ownership

Holdings of Major Stockholder

The following table sets forth certain information regarding the beneficial ownership as of June 1, 2020 of shares of our common stock by each person or entity known to us to be a beneficial owner of 5% or more of our common stock.

MAJOR STOCKHOLDER TABLE

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Wexford Capital LP	22,045,273 (2)	48.2%
411 West Putnam Avenue
Greenwich, CT 06830
Gulfport Energy Corporation	9,829,548 (3)	21.5%
3001 Quail Springs Parkway
Oklahoma City, OK 73134
ValueWorks LLC	3,250,000 (4)	7.1%
One World Trade Center, Suite 84-G
New York, NY 10007

(1)	Beneficial ownership is determined in accordance with SEC rules. The percentage of shares beneficially owned is based on 45,713,562 shares of common stock outstanding as of June 1, 2020.

(2)
Based solely on Schedule 13G/A filed jointly with the SEC on February 14, 2020 by MEH Sub LLC (“MEH”), Wexford Spectrum Trading Limited (“WST”), Wexford Catalyst Trading Limited (“WCT”), Wexford Capital LP (“Wexford”), Wexford GP LLC (“Wexford GP”), Charles E. Davidson (“Mr. Davidson”) and Joseph M. Jacobs (“Mr. Jacobs”). MEH is a company managed by Wexford. Wexford is an investment advisor registered with the SEC which manages MEH. Wexford GP is the general partner of Wexford. Mr. Davidson and Mr. Jacobs are the managing members of Wexford GP. MEH has shared voting and dispositive power over 21,978,893 shares of common stock. WST has shared voting and dispositive power over 12,556 shares of common stock. WCT has shared voting and dispositive power over 40,040 shares of common stock. Wexford, Wexford GP, Mr. Davidson and Mr. Jacobs have shared voting and dispositive power over 22,045,273 shares of common stock. Wexford may, by reason of its status as (i) sub-advisor of each of WST and WCT and (ii) manager of MEH (MEH together with WST and WCT, the “Wexford Entities”), be deemed to own beneficially the securities of which the Wexford Entities possess beneficial ownership. Wexford GP may, as the General Partner of Wexford, be deemed to own beneficially the securities of which the Wexford Entities possess beneficial ownership. Each of Mr. Davidson and Mr. Jacobs may, by reason of his status as a controlling person of Wexford GP, be deemed to own beneficially the securities of which the Wexford Entities possess beneficial ownership. Each of Wexford, Wexford GP, Mr. Davidson and Mr. Jacobs share the power to vote and to dispose of the securities beneficially owned by the Wexford Entities. Each of Wexford, Wexford GP, Mr. Davidson and Mr. Jacobs disclaim beneficial ownership of the securities owned by the Wexford Entities except, in the case of Mr. Davidson and Mr. Jacobs, to the extent of their respective interests therein.

(3)	Based on Schedule 13D/A filed with the SEC by Gulfport on July 9, 2018, in which it reported sole voting and dispositive power of such shares of common stock, and our records.

(4)
Based on Form 13F-HR/A filed with the SEC by Valueworks LLC on February 14, 2020, in which it reported sole voting authority and sole investment discretion of such shares of common stock, and our records.

Holdings of Officers and Directors

The following table sets forth certain information regarding the beneficial ownership as of June 1, 2020 of shares of our common stock by each of our directors, by each named executive officer and by all directors and executive officers as a group:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Arthur Amron(2)	—	—
Arty Straehla(3)	512,109	1.12%
Paul Jacobi(4)	—	—
James Palm(5)	30,218	*
Matthew Ross(6)	19,815	*
Arthur Smith(7)	22,728	*
Mark Layton(8)	172,816	*
Directors and Executive Officers as a Group (7 persons)	757,686	1.66%
*Less than 1%

(1)
Beneficial ownership is determined in accordance with SEC rules. In computing percentage ownership of each person, shares of common stock subject to any options or restricted stock units held by that person that are exercisable or vested as of June 1, 2020, or exercisable or vesting within 60 days of June 1, 2020, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based on 45,713,562 shares of common stock outstanding as of June 1, 2020. Unless otherwise indicated, all amounts exclude shares issuable upon the exercise of outstanding options and the vesting of restricted stock units that are not exercisable and/or vested as of June 1, 2020 or within 60 days of June 1, 2020. Except as otherwise noted, each stockholder in the table above is believed to have sole voting and sole investment power with respect to the common stock beneficially held.

(2)
Excludes 10,493 restricted stock units granted under our equity incentive plan, vested on June 5, 2020, which were assigned to Wexford under the terms of Mr. Amron’s employment with Wexford. Also excludes shares of common stock that were previously assigned to Wexford under the terms of Mr. Amron's employment with Wexford. As a result, Mr. Amron disclaims beneficial ownership of these shares of common stock and restricted stock units, except to the extent of any pecuniary interest therein.

(3)
Mr. Straehla holds an aggregate of 1,792 of these securities in three custodial accounts for the benefit of three of his grandchildren over which accounts Mr. Straehla maintains investment control. Excludes 975,000 restricted stock units granted under our equity incentive plan, which will vest in three equal annual installments beginning on March 3, 2021.

(4)	Mr. Jacobi has agreed to be nominated and is standing for election as a director at the Annual Meeting.

(5)	Includes 10,493 restricted stock units granted under our equity incentive plan, vested on June 5, 2020.

(6)
Includes 10,493 restricted stock units granted under our equity incentive plan, vested on June 5, 2020. Mr. Ross has decided not to seek re-election at the Annual Meeting and resigned from his positions on the audit committee and the nominating and corporate governance committee effective April 16, 2020.

(7)	Includes 10,493 restricted stock units granted under our equity incentive plan, vested on June 5, 2020.

(8)
Excludes (i) 3,750 restricted stock units granted under our equity incentive plan, which will vest on October 19, 2020, and (ii) 375,000 restricted stock units granted under our equity incentive plan, which will vest in three equal annual installments beginning on March 3, 2021.

Certain Relationships and Related Party Transactions

Review and Approval of Related Party Transactions

The audit committee, as provided in its charter, reviews and approves related party transactions that the Company would be required to disclose in the proxy statement under the applicable rules and regulations of the Securities and Exchange Commission. The Company does not have a formal set of standards to be substantively applied to each transaction reviewed by the audit committee. Instead of a formalized policy, related party transactions are reviewed and judgment is applied to determine whether such transactions are in the best interests of the Company. Further, the Company’s Code of Business Conduct and Ethics governs various compliance areas, including conflicts of interest and fair dealings, which are considered in the process of the review and approval of related party transactions.

The Company’s policy is that all of its employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with the Company’s business interest. This policy is included in the Company’s Code of

Business Conduct and Ethics posted on its website. Each director and executive officer is instructed to always inform the designated compliance officer when confronted with any situation that may be perceived as a conflict of interest. Only the board of directors or a committee consisting solely of independent directors may grant waivers of the provisions of the Code of Business Conduct and Ethics for the Company’s executive officers and directors. In addition, at least annually, each director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest.

Further, under the audit committee charter, the audit committee is responsible for reviewing and monitoring compliance with our Code of Business Conduct and Ethics and recommending any warranted changes to the board of directors. In addition, the board of directors and, pursuant to its written charter, the audit committee, reviews and approves certain relationships and transactions in which the Company and its directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of our voting securities and their family members, have a direct or indirect material interest. The board of directors and the audit committee approve only those transactions that, in light of known circumstances, are consistent, or are not inconsistent with, the Company’s best interests, as they determine in the good faith exercise of their discretion.

Registration Rights and Investor Rights Agreements

In connection with the closing of our IPO on October 19, 2016, we entered into two registration rights agreements, one with Mammoth Energy Holdings LLC, or Mammoth Holdings, and the other with Rhino Exploration LLC, or Rhino, pursuant to which Mammoth Holdings and its affiliates have certain demand and “piggyback” registration rights and Rhino has certain “piggyback” registration rights. Further, in connection with our IPO, on October 19, 2016, we entered into an investor rights agreement with Gulfport in which Gulfport was granted certain demand and “piggyback” registration rights. Gulfport was also granted certain information rights and we agreed to use our commercially reasonable efforts to cause one individual designated by Gulfport to be nominated for election to our board of directors at each annual meeting of the Company’s stockholders at which directors are to be elected for so long as Gulfport owns 10% or more of our outstanding common stock. Such designee, if elected to our board of directors, will also serve on each committee of the board of directors so long as he or she satisfies the independence and other requirements for service on the applicable committee. If Gulfport has the right to designate a nominee to our board of directors and there is no Gulfport nominee actually serving as one of our directors, Gulfport will have the right to appoint one individual as an advisor to the board of directors who shall be entitled to attend board and committee meetings. One of our former directors, Mr. Heerwagen, was designated by Gulfport pursuant to the investor rights agreement and elected by our stockholders at the 2019 Annual Meeting of Stockholders. Mr. Heerwagen resigned from our board of directors on November 18, 2019. As a replacement for Mr. Heerwagen, Gulfport designated, and on November 18, 2019, our board of directors appointed Mr. Yellen to serve on our board. Mr. Yellen resigned from our board of directors and its committees on May 8, 2020.

Underwritten Secondary Public Offering

On June 29, 2018, Gulfport and certain entities controlled by Wexford, which are referred to herein as the selling stockholders, completed an underwritten secondary public offering of 4,000,000 shares of our common stock at a purchase price to the selling stockholders of $38.01 per share. The selling stockholders granted the underwriters an option to purchase up to an aggregate of 600,000 additional shares of our common stock at the same purchase price. This option was exercised, in part, and on July 30, 2018, the underwriters purchased an additional 385,000 shares of common stock from the selling stockholders at the same price per share. The selling stockholders received all proceeds from this offering. We incurred costs of approximately $1.0 million related to the secondary public offering during the year ended December 31, 2018.

Joint Venture

On December 21, 2018, Cobra Aviation Services, LLC, or Cobra Aviation, a variable interest entity of a wholly owned subsidiary of Mammoth, acquired all outstanding equity interest in Air Rescue Systems Corporation, or ARS, and purchased two commercial helicopters, spare parts, support equipment and aircraft documents from Brim Equipment Leasing, Inc., or Brim Equipment. Following these transactions, and also on December 21, 2018, Cobra Aviation formed a joint venture with Wexford Partners Investment Co. LLC, or Wexford Investments, an entity controlled by Wexford (of which Mr. Amron, one of our directors, is a partner and Mr. Jacobi, one of our director nominees, is an employee), named Brim Acquisitions to acquire all outstanding equity interests in Brim Equipment. Cobra Aviation owns a 49% economic interest and Wexford Investment owns a 51% economic interest in Brim Acquisitions, and each member contributed its pro rata portion of Brim Acquisitions' initial capital of $2.0 million. Cobra Aviation made additional investments in Brim Acquisitions totaling $0.7 million during the year ended December 31, 2019. ARS leases a helicopter to Brim Equipment and Cobra Aviation leases the two helicopters purchased as part of these transactions to Brim Equipment under the terms of aircraft lease and management agreements. For the year ended December 31, 2019, we recognized revenue of $2.1 million and, as of December 31, 2019, Brim Equipment owed us approximately $0.2 million for such services. For the year ended December 31, 2019, we incurred costs under these arrangements of $5.4 million and, as of December 31, 2019, owed approximately $0.5 million. We did not recognize any revenue or costs under these arrangements in 2018.

Advisory Services Agreement

We are party to an advisory services agreement with Wexford under which Wexford provides us with general financial and strategic advisory services related to our business in return for an annual fee of $500,000, plus reasonable out-of-pocket expenses. This agreement has a term of two years commencing on the completion of our IPO. The agreement will continue for additional one-year periods unless terminated in writing by either party at least ten days prior to the expiration of the then current term. The agreement may be terminated at any time by either party upon 30 days’ prior written notice. In the event we terminate the agreement, we are obligated to pay all amounts due through the remaining term of the agreement. In addition, in this agreement we have agreed to pay Wexford to-be-negotiated market-based fees approved by our independent directors for such services as may be provided by Wexford at our request in connection with future acquisitions and divestitures, financings or other transactions in which we may be involved. The services provided by Wexford under the advisory services agreement do not extend to our day-to-day business or operations. In this agreement, we have agreed to indemnify Wexford and its affiliates from any and all losses arising out of or in connection with the agreement except for losses resulting from Wexford’s or its affiliates’ gross negligence or willful misconduct. In the event we are dissatisfied with the services provided by Wexford, our only remedy against Wexford will be to terminate the agreement. On August 28, 2019, payment obligations under the agreement were suspended and such suspension will remain in effect until we and Wexford agree in writing to resume such payments. For the years ended December 31, 2019 and 2018, we paid Wexford approximately $0.3 million and $0.5 million, respectively, under this advisory services agreement.

Other Agreements with Affiliates

Services and Products We Provide to Affiliates

In September 2014, effective October 1, 2014, Gulfport entered into an amended and restated master services agreement with Stingray Pressure Pumping LLC, or Pressure Pumping, for pressure pumping services. In July 2018, Gulfport and Pressure Pumping entered into an amended agreement, which extended the term of the existing agreement until December 31, 2021, unless it is terminated earlier in accordance with its terms, and expanded the service area to include both Ohio and Oklahoma. Pursuant to this agreement, Pressure Pumping has agreed to provide pressure pumping, stimulation and related completion and rework services to Gulfport, dedicating up to two spreads and related equipment for the performance of these services. Gulfport has agreed to pay Pressure Pumping a monthly service fee plus the associated costs of the services provided. Gulfport and Pressure Pumping have each agreed to maintain insurance at certain minimum thresholds. This agreement has a term of four years ending on December 31, 2021, and includes, among others, confidentiality and non-solicitation provisions. This agreement may be terminated in the event of a covenant breach by either party on 45 days written notice and a failure to cure. Pressure Pumping may also terminate in the event of payment default by Gulfport. Additionally, Gulfport can, without liability, countermand any work order given to us at any time before we begin such work. If the work had already begun, Gulfport could then still cancel the service at any time, being liable only for the value of the work performed prior to the cancellation. We can terminate the master service agreement by giving Gulfport written notice prior to receiving a notification from Gulfport to perform a specific service. On December 18, 2019, Gulfport filed a lawsuit against Pressure Pumping in the Superior Court of the State of Delaware. Pursuant to the complaint, Gulfport seeks to terminate the master services agreement. In addition, Gulfport alleges breach of contract and seeks damages for alleged overpayments and audit costs under the agreement and other fees and expenses associated with this lawsuit. The Company believes these claims are without merit and will vigorously defend the action. For the years ended December 31, 2019 and 2018, we recognized revenue from Gulfport of approximately $90.4 million and $96.0 million, respectively, and, as of December 31, 2019 and 2018, Gulfport owed us approximately $6.0 million and $8.2 million, respectively, for such services.

In September 2014, effective October 1, 2014, Gulfport entered into a sand supply agreement, as amended on November 3, 2015 and August 6, 2018, with Muskie Proppant LLC, or Muskie Proppant. Pursuant to this agreement, Muskie Proppant has agreed to sell and deliver, and Gulfport has agreed to purchase, specified annual and monthly amounts of proppant sand, subject to certain exceptions specified in the agreement, and pay certain costs and expenses. Failure by either Muskie Proppant or Gulfport to deliver or accept the minimum monthly amount results in damages calculated per ton based on the difference between the monthly obligation amount and the amount actually delivered or accepted, as applicable. In addition, failure to pick up the sand on a timely basis from the designated facility will lead to demurrage charges payable by Gulfport. If Gulfport fails to make payments when due, or Muskie Proppant fails to deliver the required amounts of sand over three consecutive months, the other party can terminate the sand supply agreement. The sand supply agreement has a term ending on December

31, 2021 and includes, among others, confidentiality and non-solicitation provisions. For the years ended December 31, 2019 and 2018, we recognized revenue from Gulfport of approximately $27.7 million and $25.1 million, respectively, and, as of December 31, 2019 and 2018, Gulfport owed us approximately $1.1 million and $1.2 million, respectively, for such services.
Our wholly owned subsidiaries Stingray Energy and Aquahawk Energy LLC, or Aquahawk, provide services to Gulfport pursuant to master service agreements. These master service agreements may be terminated by us at any time prior to the receipt of notification by Gulfport to perform work pursuant to the agreements. Gulfport may terminate the master service agreements at any time by giving us written notice. The master service agreements do not obligate Gulfport to call upon us to perform any work under the master service agreements, and we are not obligated to accept any work requests from Gulfport. The designation of any work to be performed by us and the cessation of such work is at the sole discretion of Gulfport. For the years ended December 31, 2019 and 2018, Stingray Energy recognized revenue of approximately $8.8 million and $14.7 million, respectively, for services performed for Gulfport and, as of December 31, 2019 and 2018, Gulfport owed Stingray Energy $0.2 million and $1.7 million, respectively, for such services. For the year ended December 31, 2019, Aquahawk recognized revenue of approximately $0.8 million for services performed for Gulfport and, as of December 31, 2019, there were no receivables outstanding. For the year ended December 31, 2018, our wholly owned subsidiary Stingray Cementing recognized revenue of approximately $5.9 million for services performed for Gulfport. For the year ended December 31, 2018, our wholly owned subsidiary Panther Drilling recognized revenue of approximately $.1 million for services performed for Gulfport.
Panther Drilling provides directional drilling services for El Toro Resources LLC, or El Toro, an affiliate of Wexford. For the years ended December 31, 2019 and 2018, we recognized revenue of $0.6 million and $0.9 million, respectively, for such services and, as of December 31, 2019 and 2018, there were no receivables and $0.1 million in receivables outstanding, respectively.
Our wholly owned subsidiaries, Redback Coil Tubing, LLC and Redback Energy Services LLC, or Redback Energy, provided rental services to El Toro pursuant to a master service agreement dated February 22, 2013. For the year ended December 31, 2018, we recognized revenue of $0.6 million and, as of December 31, 2018, there were no receivables outstanding. No services were provided by Redback Energy under this agreement during 2019.

Services and Products Our Affiliates Provide to Us
T&E Flow Services LLC, or T&E, provides products and services to our infrastructure businesses. Our Chief Executive Officer's son had a 25% ownership interest in T&E, which he sold in the third quarter of 2018. As a result, T&E is no longer a related party. Through September 30, 2018, we incurred total costs payable to T&E of $9.9 million. We owed no amounts to T&E as of December 31, 2019 or 2018.

Everest Operations Management LLC, or Everest, a subsidiary of Wexford, has historically provided certain technical, administrative and payroll services to us, and we have reimbursed Everest in amounts determined by it based on estimates of the amount of employees’ time spent performing services for us. The reimbursement amounts were determined based upon underlying salary costs of employees performing company-related functions, payroll, revenue or headcount relative to other companies managed by Everest, or specifically identified invoices processed, depending on the nature of the cost. Additionally, from time to time, we pay for goods and services on behalf of Everest. For each of the years ended December 31, 2019 and 2018, we incurred total costs under these arrangements of $0.1 million and, as of December 31, 2019 and 2018, owed nominal amounts.

Wexford provides certain administrative and analytical services to us and, from time to time, we pay for goods and services on behalf of Wexford. For the years ended December 31, 2019 and 2018, we incurred total costs under these arrangements of $0.7 million and $1.0 million, respectively, and, as of December 31, 2019 and 2018, owed a nominal amount and approximately $0.1 million, respectively.
Panther Drilling rents rotary steerable equipment in connection with its directional drilling services from Double Barrel Downhole Technologies LLC, an affiliate of Wexford. For the year ended December 31, 2018, we incurred total costs under these arrangements of $0.2 million and, as of December 31, 2018, owed approximately $0.2 million. No costs were incurred for the year ended December 31, 2019.

Mammoth, Stingray Energy and Anaconda Manufacturing LLC rent office and equipment yard space from Caliber Investment Group LLC, or Caliber, an affiliate of Wexford. During the years ended December 31, 2019 and 2018, we incurred costs related to these leases of $0.8 million and $0.6 million, respectively, and, as of December 31, 2019 and 2018, owed nominal amounts.

A stepson of James Palm, one of our directors, has been employed by us as a sales representative since May 2017. For 2018, we paid him an aggregate of $0.2 million in salary and sales commissions for such services and for 2019, the amount paid to him in salary and sales commissions was $0.1 million.

Proposal to Approve an Amendment to the Company’s 2016 Equity Incentive Plan

(Item 2 on the Proxy Card)

After careful consideration, the compensation committee of our board of directors, acting upon authority delegated to it by our board of directors, has unanimously adopted, effective March 1, 2020, subject to stockholder approval, a First Amendment, or the Amendment, to our 2016 Equity Incentive Plan, which prior to the Amendment, is referred to in this proxy statement as the 2016 Plan and, subsequent to the Amendment is referred to in this proxy statement as the Plan.

Summary of the Amendment

If approved by our stockholders, the Amendment will amend Section 5(c)(i) of the 2016 Plan to increase (subject to adjustment to reflect certain corporate transactions or changes in our capital structure described in the Plan), the maximum aggregate number of shares subject to awards that may be granted in any calendar year to any eligible participant under the Plan to the lesser of:

(i)	1,500,000 shares, and

(ii)	a number of shares with an aggregate fair market value on the date of grant not to exceed $1,500,000.

If approved by our stockholders, the Amendment will be effective for any and all awards granted on and after March 1, 2020, including the awards granted to our named executive officers currently serving in such capacity described in more detail under “Executive Compensation-Elements of Compensation--Long-Term Incentives” and “New Plan Benefits” below, and will constitute a ratification of any and all such awards.

Except for the Amendment described in this Proposal 2, no other amendments or changes were made to the 2016 Plan, the materials terms of which are described in this proxy statement under the heading “Executive Compensation-2016 Plan” and are incorporated by reference into this Proposal 2. The summary of the material terms of the Amendment and the 2016 Plan is qualified in its entirety by reference to the Amendment and the 2016 Plan, which are attached as Appendices A and B, respectively, to this proxy statement.

Rationale for Approval and Eligible Participants

The 2016 Plan was originally adopted by our board of directors and approved by our stockholders before our IPO in October 2016. The compensation committee has adopted the Amendment, subject to approval by our stockholders. The purpose of the Plan is to promote the interests of the Company and our subsidiaries to obtain and retain the services of the employees, consultants and directors who we expect will contribute to the Company’s long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company. Eligible award recipients are employees, consultants and directors of the Company and its subsidiaries. Incentive stock options may be granted only to our employees. Awards other than incentive stock options may be granted to employees, consultants and directors. As of June 1, 2020, the Company and its subsidiaries had approximately 957 employees and four non-employee directors. No consultants currently participate in the Plan, and the Company has not made equity grants to its consultants in the past and has no current intention to do so in the future.

Prior to the Amendment, the 2016 Plan included a limitation on the maximum aggregate number of shares subject to awards that may be granted in any calendar year to any eligible participant under the 2016 Plan of not more than 450,000 shares (subject to adjustment to reflect certain corporate transactions or changes in our capital structure described in the 2016 Plan), but no limit on the aggregate fair market value of such shares. The annual grant limit on the number of shares was included to satisfy requirements for the performance based compensation exception to tax deduction limits under Section 162(m) of the Internal Revenue Code. The performance based compensation exception under Section 162(m) was repealed in 2018. The Plan is the only plan pursuant to which we can grant equity awards, and this limitation restricts our ability to grant awards under the Plan necessary to retain and motivate our key employees, who we believe are critical to our long-term success. In light of the recent range of the trading price for our Company stock, the Amendment is needed to increase the number of shares that may be granted to eligible plan participants in any calendar year to preserve the incentive value of such awards. The increase contemplated by the Amendment is also needed due to the recent shift in our executive compensation philosophy, which emphasizes executive compensation that is weighted more heavily toward equity awards, rather than cash, to increase the alignment of the interests of our executives with the interests of our stockholders. See “Executive Compensation-Executive Summary-Compensation Philosophy,” “Executive Compensation-Determining Executive Compensation-Our Executive Compensation Policy” and “Executive Compensation-Elements of Compensation-Long-term Incentives.” The compensation committee also believes that the increase contemplated by the Amendment is properly balanced by the inclusion of the limit on the maximum aggregate fair market value of awards that may be granted to any eligible plan participant in any calendar year, putting a cap on the maximum annual equity compensation, while providing the compensation committee with flexibility to continue to incentivize its executives officers and other employees.

New Plan Benefits
On March 3, 2020, the compensation committee granted restricted stock unit awards under the Plan as described in the table below, however, any individual recipient’s 2020 awards in excess of an aggregate of 450,000 shares are subject to obtaining stockholder approval of the Amendment and will be cancelled if such approval is not obtained. All of these units would vest in four equal annual installments beginning on March 3, 2020.

2016 Equity Incentive Plan
Name and Position	Dollar Value(1)	Number of Units
Arty Straehla, Chief Executive Officer	$1,210,430	1,300,000
Mark Layton, Chief Financial Officer	$465,550	500,000
Executive Group	$1,675,980	1,800,000
Non-Executive Director Group(2)	—	—
Non-Executive Officer Employee Group	$186,220	200,000

(1)
Calculated based on the closing price per share of our common stock on March 3, 2020, the date of grant, of $0.9311, multiplied by the aggregate number of shares indicated for the restricted stock units.

(2)
As discussed in this proxy statement under “Director Compensation,” our non-employee directors receive an annual grant of restricted stock units with the fair market value equal to $100,000. The number of shares of future non-employee director awards is not quantifiable at this time.

All future awards under the Plan will be made at the discretion of the compensation committee. Therefore, we cannot determine future benefits for any other awards under the Plan at this time.

U.S. Federal Tax Consequences of Awards under the Plan

The following is a brief summary of certain federal income tax consequences relating to awards granted under the Plan. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Stock Options. Stock options may be intended to qualify as incentive stock options under Code Section 422 or may be nonstatutory stock options governed by Code Section 83. A participant generally will not recognize any taxable income, and we will not be entitled to a tax deduction, on the grant of an option. On exercise of a nonstatutory stock option a participant generally will recognize ordinary taxable income equal to the excess of the fair market value of the acquired common stock on the exercise date over the exercise price paid for those shares. Subject to satisfying applicable reporting requirements and any deduction limitations under the Code (discussed below), we should be entitled to a corresponding income tax deduction. A participant generally will not recognize taxable income on exercise of an incentive stock option and we will not be entitled to a deduction. However, the excess of the fair market value of the acquired common stock on the exercise date over the exercise price for those shares could result in alternative minimum tax liability for the participant. A participant’s disposition of shares acquired on exercise of any option will ordinarily result in capital gain or loss. However, a disposition of shares acquired on exercise of an incentive stock option less than two years after the grant date or one year after the exercise date (referred to as a “disqualifying disposition”) generally will result in ordinary taxable income equal to the excess of the fair market value of the acquired common stock on the exercise date and the exercise price for those shares, with any excess of the amount received by the participant over the fair market value of the stock on the exercise date being treated as capital gain. We may be entitled to a deduction corresponding to the participant’s ordinary taxable income in the case of such a disqualifying disposition.

Restricted Stock and Performance Stock. A participant who receives a restricted stock award, including performance stock generally will recognize ordinary income only when the shares are no longer subject to forfeiture or restrictions, generally equal to the fair market value of the shares of restricted stock at the time of vesting. However, a participant may make an election under Code section 83(b) at the time of grant to recognize ordinary income on the grant date equal to the fair market value of such shares (determined without regard to the restrictions on such shares) on the grant date. If a participant does not make a Section 83(b) election, the participant will recognize as ordinary income any dividends received with respect to shares of restricted stock. Subject to satisfying applicable income reporting requirements and any applicable deduction limitation under the Code, we should be entitled to a corresponding income tax deduction at the same time as the participant recognizes ordinary income. When the participant sells the shares, any gain (or loss) realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income for such shares.

Restricted Stock Units and Performance Units. The grant of a restricted stock unit award, including performance units, will not result in taxable income to the participant. The participant generally will recognize ordinary income when the award is settled in an amount equal to the fair market value of the shares or the amount of any cash received on the date of settlement. Subject to satisfying applicable income reporting requirements and any deduction limitations under the Code, we should be entitled to a corresponding income tax deduction. The participant’s disposition of any shares received on settlement of a restricted stock unit will result in capital gain (or loss) on the difference between the disposition price and the amount recognized as income at settlement, and will be long-term or short-term depending on the holding period.

Stock Appreciation Rights. The grant or vesting of a stock appreciation right generally will not result in taxable income to a participant. The participant will recognize ordinary taxable income on exercise of the right equal to the amount of cash received or the fair market value of shares received. Subject to satisfying applicable income reporting requirements and any deduction limitations under the Code, we should be entitled to a corresponding income tax deduction. The participant’s disposition of any shares received on exercise of a stock appreciation right will result in capital gain (or loss) on the difference between the disposition price and the amount recognized as income at exercise, and will be long-term or short-term depending on the holding period.

Million Dollar Deduction Limit and Other Tax Matters.

Section 162(m) of the Code generally prohibits us from deducting annual compensation exceeding $1 million per person to our Chief Executive Officer and other “covered employees” as defined in Section 162(m). Prior to 2018, an exception to this deduction limitation was available for compensation qualifying as “performance-based compensation,” which required compliance with certain requirements under Section 162(m) of the Code and the applicable regulations. As a result of tax legislation enacted at the end of 2017, the exception for performance-based compensation is no longer available for taxable years beginning after December 31, 2017, unless such compensation qualifies for transition relief for written binding contracts that were in effect as of November 2, 2017. Accordingly, compensation paid to a covered employee under awards granted under the Plan after November 2, 2017, will count towards the $1 million deduction limit, and may thereby be partially or fully nondeductible.

Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements. Generally, Section 409A should not apply to awards under the Plan, but may apply in some cases to restricted stock units and performance units that are settled after the vesting date. For such awards subject to Section 409A, certain key employees of the Company may experience a six-month delay in the settlement of such deferred awards after a separation from service.

Under certain circumstances, the granting or enhancement of awards, the accelerated vesting or exercise of stock options or the accelerated lapse of restrictions with respect to other awards in connection with a change in control (as defined in the Plan) could be deemed an “excess parachute payment” under the golden parachute tax provisions of Code section 280G. To the extent this happens, the participant could be subject to a 20% excise tax and the Company could be denied a federal income tax deduction.

What vote is required to approve this proposal?

This proposal requires the affirmative “FOR” vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Only votes “FOR” or “AGAINST” this proposal will be counted as votes cast and abstentions and broker non-votes will not be counted for voting purposes.

What does the board of directors recommend?

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF an Amendment to the Company’s 2016 Equity Incentive Plan as described in this proxy statement.

Proposal to Approve, on an Advisory Basis, the Company’s Executive Compensation

(Item 3 on the Proxy Card)

What am I voting on?

In accordance with Section 14A of the Exchange Act, our board of directors is providing our stockholders with a non-binding advisory vote on the Company’s executive compensation as reported in this proxy statement, or “say on pay” vote. The Company’s stockholders are being asked to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative executive compensation discussion, is hereby approved.”

We provide an annual “say on pay” vote to our stockholders. This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our board of directors or the compensation committee. While the vote on executive compensation is solely advisory in nature, our board of directors and the compensation committee will review and consider the “say on pay” voting results when making future decisions regarding our executive compensation program.

Stockholders are encouraged to carefully review the executive compensation section and related executive compensation tables included in this proxy statement, which provide details with respect to the Company’s compensation policy and compensation arrangements which the Company believes are appropriate and reasonably consistent with market practice and with the long-term interests of the Company and its stockholders. In furtherance of the Company’s goals and objectives, the compensation committee, among other things, ensures that the Company’s executive compensation arrangements (i) align our executive’s interests with those of our stockholders, (ii) include long-term vesting provisions in the awards of restricted stock units to encourage retention of our executives and their continued focus on long-term performance, (iii) do not incentivize executives to take unnecessary risks and (iv) do not include excessive change in control provisions. The compensation committee further believes that our other compensation policies and practices, such as our policy prohibiting pledging or hedging of our stock by our executive officers and directors, as well as the lack of significant prerequisites and absence of pension or supplemental retirement benefits, aside from those afforded under our broad-based 401(k) plan, for our executive officers are consistent with prudent compensation philosophy and the interests of our stockholders.

What vote is required to approve this proposal?

This proposal requires the affirmative “FOR” vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Only votes “FOR” or “AGAINST” this proposal will be counted as votes cast and abstentions and broker non-votes will not be counted for voting purposes.

What does the board of directors recommend?

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION AS REPORTED IN THIS PROXY STATEMENT.

Proposal to Ratify the Appointment of Our Independent Auditors

(Item 4 on the Proxy Card)

What am I voting on?

You are voting on a proposal to ratify the appointment of Grant Thornton LLP as our independent auditors for fiscal year 2020. The audit committee has appointed Grant Thornton LLP to serve as independent auditors.

What services do the independent auditors provide?

Audit services of Grant Thornton LLP for fiscal 2019 included an audit of our consolidated financial statements and services related to periodic filings made with the SEC. Additionally, Grant Thornton LLP provided certain services related to the consolidated quarterly reports and annual and other periodic reports, registration statements and comfort letters and other services as described below.

How much were the independent auditors paid in 2019 and 2018?

Grant Thornton LLP’s fees for professional services totaled $1.8 million for 2019 and $1.6 million for 2018. Grant Thornton LLP’s fees for professional services included the following:

•	Audit Fees - aggregate fees for audit services, which relate to the fiscal year consolidated audit, quarterly reviews and statutory audits, were $1.8 million in 2019 and $1.5 million in 2018.

•	Audit-Related Fees - aggregate fees for audit-related services, which relate to registration statements and comfort letters, were zero in 2019 and $0.1 million in 2018.

•	Tax Fees- aggregate fees for tax services, consisting of tax return compliance, tax advice and tax planning, were zero in 2019 and 2018.

•	All Other Fees - aggregate fees for all other services, were zero in 2019 and 2018.

Does the audit committee approve the services provided by Grant Thornton LLP?

It is our audit committee’s policy to pre-approve all audit, audit related and permissible non-audit services rendered to us by our independent auditor. Consistent with such policy, all of the fees listed above that we incurred for services rendered by Grant Thornton LLP were pre-approved by our audit committee.

Will a representative of Grant Thornton LLP be present at the meeting?

Yes, one or more representatives of Grant Thornton LLP will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from the stockholders.

What vote is required to approve this proposal?

Stockholder ratification of the appointment of our independent auditors is not required by the Company’s amended and restated bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. If the appointment of Grant Thornton LLP is not ratified, the audit committee will reconsider the appointment. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

Has Grant Thornton LLP always served as Mammoth’s independent auditors?

Grant Thornton LLP has served as our independent auditors since 2014.

What does the board of directors recommend?

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2020.

Solicitation by Board; Expenses of Solicitation

Our board of directors has sent you this proxy statement. Our directors, officers and employees may solicit proxies by mail, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling and mailing the proxy material used in the solicitation of proxies.

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal, other than director nominations, at the 2021 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our Corporate Secretary. The proposal must be received no later than February 12, 2021.

Stockholders who wish to propose a matter for action at the 2021 Annual Meeting, including the nomination of directors, but who do not wish to have the proposal or nomination included in the proxy statement, must notify the Company in writing of the information required by the provisions of our amended and restated bylaws dealing with stockholder proposals. The notice must be delivered to our Corporate Secretary between March 4, 2021 and April 3, 2021. You can obtain a copy of our amended and restated bylaws by writing the Corporate Secretary at the address below.

All written proposals should be directed to Corporate Secretary, Mammoth Energy Services, Inc., 14201 Caliber Drive Suite 300, Oklahoma City, Oklahoma, 73134.

The board of directors is responsible for selecting and recommending director candidates and will consider nominees recommended by stockholders. If you wish to have the board of directors consider a nominee for director, you must send a written notice to our Corporate Secretary at the address provided above and include the information required by our amended and restated bylaws and discussed on page 5 of this proxy statement.

Availability of Form 10-K and Annual Report to Stockholders

SEC rules require us to provide an Annual Report to stockholders who receive this proxy statement. Additional copies of our Annual Report for the fiscal year ended December 31, 2019, including the financial statements and the financial statement schedules, are available without charge to stockholders upon written request to Corporate Secretary, Mammoth Energy Services, Inc., 14201 Caliber Drive Suite 300, Oklahoma City, Oklahoma 73134 or via the Internet at www.mammothenergy.com. We will furnish the exhibits to our Annual Report on Form 10-K upon payment of our copying and mailing expenses.

Householding

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces our mailing and printing expenses.

If you would like to receive your own set of the annual report and proxy statement this year or in future years, follow the instructions described below and we will promptly send a separate copy of the annual report and proxy statement to you. Similarly, if you share an address with another Mammoth stockholder and together both of you would like to receive in the future only a single annual report and proxy statement, follow these instructions:

•
If your shares of our common stock are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling their toll-free number: (800) 962-4284 or by mail: Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021.

•	If a broker or other nominee holds your shares, please contact your broker or nominee.

Other Matters

The board of directors does not intend to present any other items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named as your proxies will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

Appendix A

FIRST AMENDMENT TO THE
MAMMOTH ENERGY SERVICES, INC.
2016 EQUITY INCENTIVE PLAN
This First Amendment to the Mammoth Energy Services, Inc. 2016 Equity Incentive Plan (the “Plan”), made pursuant to the right to amend reserved in Section 12(a) of the Plan, amends the Plan as follows, effective as of March 1, 2020:

1.	Section 5(c)(i) of the Plan is hereby amended in its entirety to read as follows:
(c) Grant Limitation.
(i) Subject to the provisions of Section 11(a) relating to adjustments upon changes in the shares of Common Stock, no Person, in any calendar year, will be eligible to be granted Awards (including, without limitation, Options, SARs and hypothetical Common Stock units) covering more than the lesser of: (A) 1,500,000 shares, and (B) a number of shares with an aggregate fair market value on the Date of Grant not to exceed $1,500,000.

2.	In all other respects, the Plan will remain unchanged and in full force and effect.

IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has executed this First Amendment to the Mammoth Energy Services, Inc. 2016 Equity Incentive Plan on June 9, 2020.

MAMMOTH ENERGY SERVICES, INC.

By:    /s/ Arty Straehla
Arty Straehla, Chief Executive Officer

A-1

Appendix B

MAMMOTH ENERGY SERVICES, INC.
2016 EQUITY INCENTIVE PLAN

1.	Purpose; Eligibility.
(a)General Purpose. The name of this plan is the Mammoth Energy Services, Inc. 2016 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to enable Mammoth Energy Services, Inc., a Delaware corporation (the “Company”), and any Affiliate to obtain and retain the services of the types of Employees, Consultants and Directors who will contribute to the Company’s long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.
(b)Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.
(c)Available Awards. The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of one or more of the following Awards: (a) Incentive Stock Options, (b) Nonstatutory Stock Options, (c) Restricted Awards (Restricted Stock and Restricted Stock Units), (d) Performance Awards and (e) Stock Appreciation Rights.
2.Definitions.
(a)“Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3(e).
(b)“Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code and any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture or unincorporated organization that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company. For this purpose “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through ownership of voting securities, by contract or otherwise.
(c)“Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Award (Restricted Stock and Restricted Stock Units), a Performance Award, and a Stock Appreciation Right.
(d)“Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement will be subject to the terms and conditions of the Plan and need not be identical.
(e)“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person will be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time, the satisfaction of performance goals, or both. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
(f)“Board” means the Board of Directors of the Company.
(g)“Cashless Exercise” has the meaning set forth in Section 6(c).
(h)“Cause” means, (i) with respect to any Participant who is a party to an employment or service agreement or employment policy manual with the Company or its Affiliates and such agreement or policy manual provides for a definition of Cause, as defined therein and (ii) with respect to all other Participants, (1) the commission

Mammoth Energy Services, Inc. Equity Incentive Plan

of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (2) conduct tending to bring the Company into substantial public disgrace, or disrepute, (3) gross negligence or willful misconduct with respect to the Company or an Affiliate or (4) material violation of state or federal securities laws. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
(i)“Change in Control” means:
(i)The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions occurring within a 12-month period, of all or substantially all of the assets of the Company to any Person, where “substantially all” means assets of the Company having a total gross fair market value equal to 40% or more of the total gross fair market value of all of the Company’s assets immediately before such transaction or series of transactions;
(ii)The Incumbent Directors cease for any reason to constitute a majority of the Board;
(iii)The adoption of a plan relating to the liquidation or dissolution of the Company;
(iv)Any Person acquires stock of the Company that results in such Person holding Beneficial Ownership of stock of the Company possessing more than 50% of the total fair market value or the total voting power of the Company; or
(v)Any Person acquires, over a 12-month period, Beneficial Ownership of stock of the Company possessing 30% or more of the total voting power of the Company.
The foregoing notwithstanding, a transaction will not constitute a Change in Control if (1) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction; (2) it constitutes an initial public offering or a secondary public offering that results in any security of the Company being listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a security on an interdealer quotation system; (3) it constitutes a change in Beneficial Ownership that results from a change in ownership of an existing stockholder; or (4) solely because 50% or more of the total voting power of the Company’s then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit Plans of the Company or any Affiliate, or (B) any company that, immediately before such acquisition, is owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately before such acquisition.
For purposes of determining the occurrence of a Change in Control under this Section 2(i), the term “Person” shall include one or more Persons acting as a group, as determined under Treas. Regs. §1.409A-3(i)(5)(v)(B).
(j)“Code” means the Internal Revenue Code of 1986, as amended.
(k)“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3(e).
(l)“Common Stock” means the common stock, $0.01 par value per share of the Company.
(m)“Company” means Mammoth Energy Services, Inc., a Delaware corporation.
(n)“Consultant” means any natural person who provides bona fide consulting or advisory services and who is compensated for such services or who provides or has provided bona fide services to the Company or an Affiliate pursuant to a written agreement, so long as such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

Mammoth Energy Services, Inc. Equity Incentive Plan

(o)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service will not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, so long as there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.
(p)“Covered Employee” means an Employee who, on the last day of the taxable year of the Company, is a “covered employee” within the meaning of Code Section 162(m)(3) and the regulations and interpretive guidance promulgated thereunder.
(q)“Date of Grant” means, if the key terms and conditions of the Award are communicated to the Participant within a reasonable period following the Administrator’s action, the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a subsequent date is set forth in such resolution, or determined by the Administrator, as the Date of Grant, then such date as is set forth in such resolution. In any situation where the terms of the Award are subject to negotiation with the Participant, the Date of Grant will not be earlier than the date the key terms and conditions of the Award are communicated to the Participant.
(r)“Detrimental Activity” means: (i) violation of the terms of any agreement with the Company concerning non-disclosure, confidentiality, intellectual property, privacy or exclusivity; (ii) disclosure of the Company’s confidential information to anyone outside the Company, without prior written authorization from the Company, or in conflict with the interests of the Company, whether the confidential information was acquired or disclosed by the Participant during or after employment by the Company; (iii) failure or refusal to disclose promptly or assign to the Company all right, title and interest in any invention, work product or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the interests of the Company or, the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that is discovered to be grounds for or results in termination of the Participant's employment for Cause; (v) any breach of a restrictive covenant contained in any employment or service agreement, Award Agreement or other agreement between the Participant and the Company, during any period for which a restrictive covenant prohibiting Detrimental Activity, or other similar conduct or act, is applicable to the Participant during or after employment by the Company; (vi) any attempt directly or indirectly to induce any Employee of the Company to be employed or perform services or acts in conflict with the interests of the Company; (vii) any attempt, in conflict with the interests of the Company, directly or indirectly, to solicit the trade or business of any current or prospective customer, client, supplier or partner of the Company; (viii) the conviction of, or guilty plea entered by, the Participant for any felony or a crime involving moral turpitude whether or not connected with the Company; or (ix) the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company.
(s)“Director” means a member of the Board.
(t)“Disability” means the Participant’s inability to substantially perform his or her duties to the Company or any Affiliate by reason of a medically determinable physical or mental impairment that is expected to last for a period of six months or longer or to result in death; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6(a) hereof, the term Disability has the meaning ascribed to it under Code Section 22(e)(3). The Administrator will determine whether an individual has a Disability under procedures established by the Administrator. Except in situations where the Administrator is determining Disability within the meaning of Code Section 22(e)(3) for purposes of the term of an Incentive Stock Option pursuant to Section 6(a) hereof, the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

Mammoth Energy Services, Inc. Equity Incentive Plan

(u)“Effective Date” means October 13, 2016, the date the Board adopted the Plan.
(v)“Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate is not sufficient to constitute “employment” by the Company or an Affiliate.
(w)“Established Securities Market” means a national securities exchange that is registered under Section 6 of the Exchange Act; a foreign national securities exchange that is officially recognized, sanctioned, or supervised by governmental authority; and any over-the-counter market that is reflected by the existence of an interdealer quotation system.
(x)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(y)“Exercise Price” has the meaning set forth in Section 6(b) of the Plan.
(z)“Fair Market Value” means, as of any date, the value of the Common Stock determined using a method consistent with the definition of fair market value found in Treas. Regs. §1.409A-1(b)(5)(iv) and any regulatory interpretations promulgated thereunder and will be determined using a method that is a presumptively reasonable valuation method there under, as determined below.
(i)On any date on which shares of Common Stock are readily tradable on an Established Securities Market, if the Common Stock is admitted to trading on an exchange or market for which closing prices are reported on any date, Fair Market Value may be determined based on the last sale before or the first sale after the Date of Grant of an Award, the closing price on the trading day before the Date of Grant of an Award or on the Date of Grant; or may be based on an average selling price during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, provided that the commitment to grant an Award based on such valuation method must be irrevocable before the beginning of the specified period, and such valuation method must be used consistently for grants of Awards under the same and substantially similar programs.
(ii)If the Common Stock is readily tradable on an Established Securities Market but closing prices are not reported, Fair Market Value may be determined based upon the average of the highest bid and lowest asked prices of the Common Stock reported on the trading day before the Date of Grant of an Award or on the Date of Grant; or may be based upon an average of the highest bid and lowest asked prices during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, provided that the commitment to grant an Award based on such valuation method must be irrevocable before the beginning of the specified period, and such valuation method must be used consistently for grants of Awards under the same and substantially similar programs.
(iii)If the Common Stock is not readily tradable on an Established Securities Market, the Administrator will determine the Fair Market Value through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date, including, at the election of the Administrator, by an independent appraisal that meets the requirements of Code Section 401(a)(28)(C) and the regulations promulgated thereunder as of a date that is no more than 12 months before the relevant transaction to which the valuation is applied (for example, an Option’s Date of Grant) and such determination will be conclusive and binding on all persons.
(aa)“Free Standing SAR” has the meaning set forth in Section 7(c)(i).
(ab)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(ac)“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) will be an Incumbent Director. No individual initially elected or nominated as a Director

Mammoth Energy Services, Inc. Equity Incentive Plan

of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be an Incumbent Director.
(ad)“Insider” means an individual subject to Section 16 of the Exchange Act and includes an Officer, a Director, or any other person who is directly or indirectly the Beneficial Owner of more than 10% of any class of any equity security of the Company (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act.
(ae)“Market Stand-Off” has the meaning set forth in Section 14.
(af)“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
(ag)“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(ah)“Officer” means (a) before the first date on which any Security of the Company is registered under Section 12 of the Exchange Act, any person designated by the Company as an officer and (b) on and after the first date on which any Security of the Company is registered under Section 12 of the Exchange Act, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(ai)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
(aj)“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan and need not be identical.
(ak)“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(al)“Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treas. Regs. § 1.162-27(e)(3).
(am)“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(an)“Performance Award” means an Award granted pursuant to Section 7(b).
(ao)“Permitted Transferee” means (a) any spouse, parents, siblings (by blood, marriage or adoption) or lineal descendants (by blood, marriage or adoption) of a Participant; (b) any trust or other similar entity for the benefit of a Participant or the Participant’s spouse, parents, siblings or lineal descendants; provided, however, that any transfer made by a Participant to a Permitted Transferee may only be made if the Permitted Transferee, prior to the time of transfer of stock, agrees in writing to be bound by the terms of the Plan and provides written notice to the Company of such transfer.
(ap)“Person” means an individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, labor organization, unincorporated organization, governmental entity or political subdivision thereof, or any other entity, and includes a syndicate or group as such terms are used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.
(aq)“Plan” means this Mammoth Energy Services, Inc. 2016 Equity Incentive Plan.

Mammoth Energy Services, Inc. Equity Incentive Plan

(ar)“Prohibited Personal Loan” means any direct or indirect extension of credit or arrangement of an extension of credit to a Director or executive officer (or equivalent thereof) by the Company or an Affiliate that is prohibited by Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act).
(as)“Restricted Award” means any Award granted pursuant to Section 7(a), including Restricted Stock and Restricted Stock Units.
(at)“Restricted Period” has the meaning set forth in Section 7(a).
(au)“Restricted Stock” has the meaning set forth in Section 7(a).
(av)“Restricted Stock Unit” means a hypothetical Common Stock unit having a value equal to the Fair Market Value of an identical number of shares of Common Stock as determined in Section 7(a).
(aw)“Right of Repurchase” means the Company’s option to repurchase unvested Common Stock acquired under the Plan upon the Participant’s termination of Continuous Service pursuant to Section 10(f).
(ax)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3.
(ay)“Rule 701” means Rule 701 promulgated under the Securities Act.
(az)“Securities Act” means the Securities Act of 1933, as amended.
(ba)“Stock Appreciation Right” or “SAR” means the right pursuant to an Award granted under Section 7(c) to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Common Stock covered by such right or such portion thereof, over (B) the aggregate Strike Price of such right or such portion thereof.
(bb)“Stock for Stock Exchange” has the meaning set forth in Section 6(c).
(bc)“Strike Price” means the threshold value per share of Common Stock, the excess over which will be payable upon exercise of a Stock Appreciation Right, as determined by the Administrator pursuant to Section 7(c)(iv) and set forth in the Award Agreement for a Stock Appreciation Right.
(bd)“Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company will be the Surviving Entity. In making the determination of ownership by the stockholders of an entity immediately after the merger, consolidation or similar transaction, equity securities that the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction will be disregarded. Further, outstanding voting securities of an entity will be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time whether or not contingent on the satisfaction of performance goals) into shares entitled to vote.
(be)“Tandem SAR” has the meaning set forth in Section 7(c)(i).
(bf)“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
3.Administration.

Mammoth Energy Services, Inc. Equity Incentive Plan

(a)Administration by Board. The Plan will be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3(e).
(b)Authority of Administrator. The Administrator will have the power and authority to select Participants and grant Awards pursuant to the terms of the Plan.
(c)Specific Authority. In particular, the Administrator will have the authority to: (i) construe and interpret the Plan and apply its provisions; (ii) promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (iii) authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or Insiders, provided such delegation is pursuant to a resolution that specifies the total number of shares of Common Stock that may be subject to Awards by such Officer and such Officer may not make an Award to himself or herself; (v) determine when Awards are to be granted under the Plan; (vi) select, subject to the limitations set forth in the Plan, those Participants to whom Awards will be granted; (vii) determine the number of shares of Common Stock to be made subject to each Award; (viii) determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (ix) prescribe the terms and conditions of each Award, including, without limitation, the Strike Price or Exercise Price and medium of payment, vesting provisions and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (x) subject to restrictions applicable under Section 12(d), amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, the purchase price, Exercise Price or Strike Price, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award, such amendment shall also be subject to the Participant’s consent (for the avoidance of doubt, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options or SARs, the difference between the Fair Market Value of the Common Stock subject to an Option or SAR and the Exercise Price or Strike Price, will not constitute an impairment of the Participant’s rights that requires consent); (xi) determine the duration and purpose of leaves of absences that may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Plan, which periods will be no shorter than the periods generally applicable to Employees under the Company’s employment policies or as required under applicable law; (xii) make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers capital adjustments; and (xiii) to exercise discretion to make any and all other determinations that it may determine to be necessary or advisable for administration of the Plan.
(d)Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan will be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
(e)The Committee.
(i)General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” will apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board or the Administrator will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, consistent with the provisions of the Plan, as the Board may adopt. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee will be appointed by and serve at the pleasure of the Board. The Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and will keep minutes of all of its meetings. Subject to the limitations prescribed by the Plan and the Board, the Committee will establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

Mammoth Energy Services, Inc. Equity Incentive Plan

(ii)Committee Composition when Common Stock is Registered. Whenever the Common Stock is required to be registered under Section 12 of the Exchange Act, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board will have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3, Code Section 162(m), or both. If, however, the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any Officer, Director or other Insider, the Committee must at all times consist solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Code Section 162(m) or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then Insiders. Nothing herein is intended to create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.
(f)Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Company shall indemnify the Administrator against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (subject, however, to the Company’s approval of the settlement, which approval the Company shall not unreasonably withhold) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it is adjudged in such action, suit or proceeding that the Administrator did not act in good faith, did not act in a manner that such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was lawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator or Committee member shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
4.Shares Subject to the Plan.
(a)Share Reserve. Subject to the provisions of Section 11(a) relating to adjustments upon changes in Common Stock, the shares that may be issued pursuant to Awards will consist of the Company’s authorized but unissued Common Stock, and the maximum aggregate amount of such Common Stock that may be issued upon exercise of all Awards under the Plan will not exceed 4,500,000 shares of Common Stock (subject to adjustment as provided in Section 11(a)), all of which may be used for Incentive Stock Options or any other Awards. Awards for fractional shares of Common Stock may not be issued under the terms of the Plan.
(b)Reversion of Shares to the Share Reserve. If any Award for any reason expires or otherwise terminates, in whole or in part, the shares of Common Stock not acquired under such Award will revert to and again become available for issuance under the Plan. If the Company reacquires shares of Common Stock issued under the Plan pursuant to the terms of any forfeiture provision, including the Right of Repurchase of unvested Common Stock under Section 10(f)(i), such shares will again be available for purposes of the Plan. Each share of Common Stock subject to any Award granted hereunder will be counted against the share reserve set forth in Section 4(a) on the basis of one share for every share subject thereto. Notwithstanding anything herein to the contrary, shares of Common Stock used to pay the required Exercise Price or tax obligations, or shares not issued in connection with settlement of an Option or SAR or that are used or withheld to satisfy tax obligations of the Participant will not be available again for other Awards under the Plan. Awards or portions thereof that are settled in cash and not in shares of Common Stock will be counted against the foregoing maximum share limitations.
(c)Source of Shares. The shares of Common Stock subject to the Plan may be authorized but unissued Common Stock or reacquired Common Stock, bought on the market, pursuant to any forfeiture provision, Right of Repurchase or otherwise.

Mammoth Energy Services, Inc. Equity Incentive Plan

5.Eligibility.
(a)Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.
(b)Ten Percent Stockholders. An Incentive Stock Option Ten Percent Stockholder granted to a Ten Percent Stockholder must have an Exercise Price no less than 110% of the Fair Market Value of the Common Stock at the Date of Grant and must not be exercisable after the expiration of five years from the Date of Grant.
(c)Section 162(m) Limitation.
(i)Subject to the provisions of Section 11(a) relating to adjustments upon changes in the shares of Common Stock, no Person will be eligible to be granted Awards (including, without limitation, Options, SARs and hypothetical Common Stock units) covering more than 450,000 shares in the aggregate during any calendar year.
(ii)Section 5(c)(i) shall not apply before the first date on which any class of the Company’s common equity securities is required to be registered under Section 12 of the Exchange Act, determined based solely on whether, as of the last day of its taxable year, the Company is subject to the reporting obligations of Section 12 of the Exchange Act (other than due to a voluntary registration).
(iii)On and after the first date on which any class of the Company’s common equity securities is required to be registered under Section 12 of the Exchange Act, Section 5(c)(i) shall not apply to Options, SARs or Awards of Restricted Stock until:
(1)the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4(a)); (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; or (iv) the first meeting of stockholders at which Directors are to be elected that occurs after the close of the third calendar year following (x) the calendar year in which the Company’s initial public offering (within the meaning of Section 12(f)(1)(G) of the Exchange Act) occurs, or (y) if the Company first becomes subject to the registration requirements of Section 12 of the Exchange Act without an initial public offering, the first calendar year following the calendar year in which the Company is first required to register any equity security under Section 12 of the Exchange Act; or
(2)such other date required by Code Section 162(m) and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, if the Company first becomes subject to Section 12 of the Exchange Act in connection with an initial public offering, then this Section 5(c)(iii) will apply only to the extent that the prospectus covering the initial public offering discloses information concerning the Plan in satisfaction of all applicable securities laws then in effect.
(d)Directors Awards.
(i)Each Director of the Company will be eligible to receive discretionary grants of Awards under the Plan. If the Board or the compensation committee of the Board separately has adopted or in the future adopts a compensation policy covering some or all Directors that provides for a predetermined formula grant that specifies the type of Award, the timing of the Date of Grant and the number of shares to be awarded under the terms of the Plan, such formula grant will be incorporated by reference and will be administered as if such terms were provided under the terms of the Plan without any requirement that the Administrator separately take action to determine the terms of such Awards.
(ii)Subject to the provisions of Section 11(a) relating to adjustments upon changes in the shares of Common Stock, the aggregate dollar value of Awards (calculated as the Date of Grant fair value of such Awards for financial reporting purposes) granted under this Plan and cash compensation granted under this Plan or otherwise paid

Mammoth Energy Services, Inc. Equity Incentive Plan

by the Company during any calendar year to any one Non-Employee Director shall not exceed $300,000, rounded up to the nearest full Share. The foregoing limit shall not count any Tandem SARs (as defined in Section 7(c)(i)).
6.Option Provisions.
Each Option will be in such form and will contain such terms and conditions as the Administrator deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company will have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time. The provisions of separate Options need not be identical, but each Option will include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a)Term. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option will be exercisable after the expiration of 10 years from the Date of Grant.
(b)Exercise Price. The exercise price per share of Common Stock for each Option (the “Exercise Price”) will not be less than 100% of the Fair Market Value of such share on the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the Exercise Price will be no less than 110% of the Fair Market Value per share of Common Stock on the Date of Grant. Notwithstanding the foregoing, an Option granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code, as if the Option was a statutory stock option, may be granted with an Exercise Price lower than the Fair Market Value per share on the Date of Grant.
(c)Consideration. The Optionholder will pay the Exercise Price of Common Stock acquired pursuant to an Option, to the extent permitted by applicable statutes and regulations, either (i) in cash or by certified or bank check at the time the Option is exercised or (ii) in the Administrator’s discretion, and upon such terms as the Administrator approves: (1) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock held by the Participant that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (2) during any period for which the Common Stock is readily tradable on an Established Securities Market, by a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “Cashless Exercise”); (3) subject to the discretion of the Administrator, upon such terms as the Administrator shall approve, by notice of exercise including a statement directing the Company to retain such number of shares of Common Stock from any transfer to the Optionholder (“Stock Withholding”) that otherwise would have been delivered by the Company upon exercise of the Option having a Fair Market Value equal to all or part of the exercise price of such Option exercise, or (4) in any other form of legal consideration that may be acceptable to the Administrator, including without limitation with a full-recourse promissory note; provided, however, if applicable law requires, the Optionholder shall pay the par value (if any) of Common Stock, if newly issued, in cash or cash equivalents. The interest rate payable under the terms of the promissory note may not be less than the minimum rate (if any) necessary to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (in its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. Unless the Administrator determines otherwise, the holder shall pledge to the Company shares of Common Stock having a Fair Market Value at least equal to the principal amount of any such loan as security for payment of the unpaid balance of the loan and such pledge must be evidenced by a pledge agreement, the terms of which the Administrator shall determine, in its discretion; provided, however, that each loan must comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction. Unless the Administrator determines otherwise, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other shares of Common Stock acquired, directly or indirectly from the Company, will be paid only by shares of Common Stock of the Company that have been held for more than six months (or such other period of time as may be required to avoid

Mammoth Energy Services, Inc. Equity Incentive Plan

a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Company has any class of its securities listed on a national securities exchange in the United States, has securities registered under Section 12 of the Exchange Act, is required to file reports under Section 13(a) or 15(d) of the Exchange Act, or has a registration statement pending under the Exchange Act, an exercise with a promissory note or other transaction by an Optionholder that involves or may involve a Prohibited Personal Loan is prohibited with respect to any Option under the Plan. Unless otherwise provided in the terms of an Option Agreement, payment of the Exercise Price by a Participant who is an Insider in the form of a Stock for Stock Exchange is subject to pre-approval by the Administrator, in its sole discretion. The Administrator shall document any such pre-approval in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.
(d)Transferability of an Incentive Stock Option. An Incentive Stock Option will not be transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, upon the death of the Optionholder, will thereafter be entitled to exercise the Option.
(e)Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option may, in the sole discretion of the Administrator, be transferable to a Permitted Transferee upon written approval by the Administrator to the extent provided in the Option Agreement. A Permitted Transferee includes: (i) a transfer by gift or domestic relations order to a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons (or the Optionholder) have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; and (ii) such other transferees as may be permitted by the Administrator in its sole discretion. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option will not be transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, will thereafter be entitled to exercise the Option.
(f)Vesting Generally. The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. The Administrator may, but will not be required to provide that no Option may be exercised for a fraction of a share of Common Stock. The Administrator may, but will not be required to, provide for an acceleration of vesting and exercisability in the terms of any Option Agreement upon the occurrence of a specified event. Unless otherwise specified in the terms of any Option Agreement, each Option granted pursuant to the terms of the Plan will become exercisable at a rate of 20% per year over the five year period commencing on the Date of Grant of the Option.
(g)Termination of Continuous Service. Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, if an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability or termination by the Company for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period ending on the earlier of (i) the date three months following the termination of the Optionholder’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option will terminate. Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, or as otherwise provided in Sections 6(h), (i) and (j) of this Plan, outstanding Options that are not exercisable at the

Mammoth Energy Services, Inc. Equity Incentive Plan

time an Optionholder’s Continuous Service terminates for any reason other than for Cause (including an Optionholder’s death or Disability) will be forfeited and expire at the close of business on the date of such termination. If the Optionholder’s Continuous Service terminates for Cause, all outstanding Options (whether or not vested) will be forfeited and expire as of the beginning of business on the date of such termination for Cause.
(h)Extension of Termination Date. An Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason (other than upon the Optionholder’s death or Disability or termination by the Company for Cause) would violate any applicable federal, state or local law, the Option will terminate on the earlier of (i) the expiration of the term of the Option in accordance with Section 6(a) or (ii) the date that is 30 days after the exercise of the Option would no longer violate any applicable federal, state or local law.
(i)Disability of Optionholder. Unless otherwise provided in an Option Agreement, or in an employment or service agreement the terms of which have been approved by the Administrator, if an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date 12 months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option will terminate.
(j)Death of Optionholder. Unless otherwise provided in an Option Agreement, or in an employment or service agreement the terms of which have been approved by the Administrator, if an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date 12 months following the date of death or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option will terminate.
(k)Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value of Common Stock on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.
(l)Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. In such case, the shares of Common Stock acquired on exercise shall be subject to the vesting schedule that otherwise would apply to determine the exercisability of the Option. Any unvested shares of Common Stock so purchased may be subject to any other restriction the Administrator determines to be appropriate.
(m)Transfer, Approved Leave of Absence. For purposes of Incentive Stock Options, no termination of employment by an Employee will be deemed to result from either (i) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the period of such leave does not exceed three months or, if longer, the Employee’s right to re-employment is guaranteed either by a statute or by contract.
(n)Disqualifying Dispositions. Any Participant who makes a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Date of Grant of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option will be required to immediately advise

Mammoth Energy Services, Inc. Equity Incentive Plan

the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.
7.Provisions of Awards Other Than Options.
(a)Restricted Awards. A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator shall determine. Each Restricted Award will be in such form and will contain such terms, conditions and Restricted Periods as the Administrator deems appropriate, including the treatment of dividends or dividend equivalents, as the case may be. The Administrator in its discretion may provide for an acceleration of the end of the Restricted Period in the terms of any Restricted Award, at any time, including in the event a Change in Control occurs. The terms and conditions of the Restricted Award may change from time to time, and the terms and conditions of separate Restricted Awards need not be identical, but each Restricted Award must include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)Purchase Price. The purchase price of Restricted Awards, if any, will be determined by the Administrator, and may be stated as cash, property, prior or future services. Shares of Common Stock acquired in connection with any Restricted Award may be issued for such consideration, having a value not less than the par value thereof, as determined from time to time by the Administrator.
(ii)Consideration. The Participant shall pay the consideration for Common Stock acquired pursuant to the Restricted Award either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a recourse promissory note, property a Stock for Stock Exchange, or prior or future services that the Administrator determines have a value at least equal to the Fair Market Value of such Common Stock. Notwithstanding the foregoing, during any period for which the Company has any class of its securities listed on a national securities exchange in the United States, has securities registered under Section 12 of the Exchange Act, is required to file reports under Section 13(a) or 15(d) of the Exchange Act, or has a registration statement pending under the Securities Act, payment with a promissory note or other transaction by a Participant that involves or may involve a Prohibited Personal Loan is prohibited with respect to any Restricted Award under the Plan.
(iii)Vesting. The Restricted Award and any shares of Common Stock acquired under the Restricted Award may, but need not, be subject to a Restricted Period that specifies a Right of Repurchase in favor of the Company, or forfeiture in the event the consideration was in the form of services, in accordance with a vesting schedule to be determined by the Administrator. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Restricted Award, at any time, including upon a Change in Control. The Administrator in its discretion may grant a Restricted Award that is, in whole or in part, vested upon grant and not subject to a Restricted Period.
(iv)Termination of Participant’s Continuous Service. Unless otherwise provided in a Restricted Award or in an employment or service agreement the terms of which have been approved by the Administrator, if a Participant’s Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit the unvested portion of a Restricted Award acquired in consideration of services, and any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Award will be forfeited and the Participant will have no rights with respect to the Award.
(v)Transferability. Rights to acquire shares of Common Stock under the Restricted Award will be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Restricted Award remains subject to the terms of the Award Agreement.

Mammoth Energy Services, Inc. Equity Incentive Plan

(vi)Concurrent Tax Payment. The Administrator, in its sole discretion, may (but will not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of Restricted Stock for which an election under Code Section 83(b) may be required.
(vii)Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator (including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award), the restrictions applicable to the Restricted Award will lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed will be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of a Restricted Award, to the Participant or the Participant’s beneficiary or estate, as the case may be, unless such Restricted Award is subject to a deferral condition that complies with Code Section 409A and the regulations and interpretive authority issued thereunder as may be allowed or required by the Administrator in its sole discretion. The Company will not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be. With respect only to Restricted Stock Units, unless otherwise subject to a deferral condition that complies with Code Section 409A requirements, the Common Stock certificate will be issued and delivered and the Participant will be entitled to the beneficial ownership rights of such Common Stock not later than (1) the later of (x) the date that is 2 ½ months after the end of the Participant’s taxable year for which the Restricted Period ends and the Restricted Stock Unit is no longer subject to a substantial risk of forfeiture; or (y) the date that is 2 ½ months after the end of the Company’s taxable year for which the Restricted Period ends and Restricted Stock Unit is no longer subject to a substantial risk of forfeiture; or (2) such earlier date as may be necessary to avoid application of Code Section 409A to such Award.
(b)Performance Awards.
(i)Nature of Performance Awards. A Performance Award is an Award entitling the recipient to vest in or acquire shares of Common Stock or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock that will be settled in the form of shares of Common Stock upon the attainment of specified performance goals. The Administrator may make Performance Awards independent of or in connection with the granting of any other Award under the Plan. Performance Awards may be granted under the Plan to any Participant, including those who qualify for awards under other performance plans of the Company. The Administrator in its sole discretion shall determine whether and to whom Performance Awards will be made, the performance goals applicable under each Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance plans of the Company in setting the standards for Performance Awards under the Plan.
(ii)Performance Goals.
(1)Performance goals will be based on a pre-established objective formula or standard that specifies the manner of determining the number of shares of Common Stock under the Performance Award that will be granted or will vest if the performance goal is attained. The Administrator will determine the performance goals before the time that 25% of the service period has elapsed, but not later than 90 days after the commencement of the service period to which the performance goal relates.
(2)Performance goals may be based on one or more business criteria that apply to a Participant, a business unit or the Company and its Affiliates. Such business criteria include the following: revenue; sales; earnings before all or any of interest expense, taxes, depreciation and/or amortization (“EBIT,” “EBITA,” or “EBITDA”); funds from operations; funds from operations per share; operating income; operating income per share; pre-tax or after-tax income; net cash provided by operating activities; cash available for distribution; cash available for distribution per share; working capital and components thereof; sales (net or gross) measured by product line, territory, customer or customers, or other category; return on equity or average stockholders’ equity, including total stockholder return on equity based on the net stock price change over a given period plus the dividends paid during

Mammoth Energy Services, Inc. Equity Incentive Plan

that period; return on assets; return on capital; enterprise value or economic value added; share price performance; improvements in the Company’s attainment of expense levels; implementation or completion of critical projects; improvement in cash-flow (before or after tax); net earnings; earnings per share; earnings from continuing operations; net worth; credit rating; levels of expense, cost, or liability by category, operating unit, or any other delineation; or any increase or decrease of one or more of the foregoing over a specified period; or the occurrence of a Change in Control.
(3)A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Administrator may, in connection with the establishment of performance goals for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the Performance Award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine.
(4)Performance goals will be objective and, if the Company is required to be registered under Section 12 of the Exchange Act, will otherwise meet the requirements of Section 162(m) of the Code. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee will (unless the Administrator determines otherwise) provide that if the Participant’s Continuous Service ceases prior to the end of the performance period for any reason, such Award will be payable only (A) if the applicable performance objectives are achieved and (B) to the extent, if any, determined by the Administrator. Such objective performance goals are not required to be based on increases in a specific business criterion, but may be based on maintaining the status quo or limiting economic losses. With respect to Participants who are not Covered Employees, the Administrator may establish additional objective or subjective performance goals.
(iii)Restrictions on Transfer. Performance Awards and all rights with respect to such Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.
(iv)Satisfaction of Performance Goals. A Participant will be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Award (or in a performance plan adopted by the Administrator), including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award. With respect only to a Performance Award that is denominated in hypothetical Common Stock units, the Common Stock certificate will be issued and delivered and the Participant will be entitled to the beneficial ownership rights of such Common Stock (1) not later than (A) the date that is 2 ½ months after the end of the Participant’s taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Performance Award is no longer subject to a substantial risk of forfeiture; or (B) the date that is 2 ½ months after the end of the Company’s taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Performance Award is no longer subject to a substantial risk of forfeiture; or (2) such other date as may be necessary to avoid application of Code Section 409A to such Award.
(v)Termination. Except as may otherwise be provided by the Administrator at any time, a Participant’s rights in all Performance Awards will automatically terminate upon the Participant’s termination of employment (or business relationship) with the Company and its Affiliates for any reason.
(vi)Acceleration, Waiver, Etc. Before the first date on which any class of the Company’s common equity securities is required to be registered under Section 12 of the Exchange Act or after such date with respect to Participants who are not Covered Employees, at any time before the Participant’s termination of Continuous Service by the Company and its Affiliates, the Administrator may in its sole discretion accelerate, waive or, subject to

Mammoth Energy Services, Inc. Equity Incentive Plan

Section 12 hereof, amend any or all of the goals, restrictions or conditions imposed under any Performance Award. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Performance Award at any time, including upon a Change in Control. Notwithstanding the foregoing, with respect to a Covered Employee, after the first date on which any class of the Company’s common equity securities is required to be registered under Section 12 of the Exchange Act, no amendment or waiver of the performance goal will be permitted, and no acceleration of payment (other than in the form of Common Stock) will be permitted unless the performance goal has been attained and the Award is discounted to reasonably reflect the time value of money attributable to such acceleration.
(vii)Certification. Following the completion of each performance period, the Administrator shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Administrator determines otherwise, Performance Awards will not be settled until the Administrator has made the certification specified under this Section 7(b)(vii).
(c)Stock Appreciation Rights.
(i)General. Stock Appreciation Rights may be granted either alone (“Free Standing SARs”) or, provided the requirements of Section 7(c)(ii) are satisfied, in tandem with all or part of any Option granted under the Plan (“Tandem SARs”). In the case of a Nonstatutory Stock Option, Tandem SARs may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Tandem SARs may be granted only at the time of the grant of the Incentive Stock Option.
(ii)Grant Requirements. A Stock Appreciation Right may only be granted if it does not provide for the deferral of compensation within the meaning of Code Section 409A. A Stock Appreciation Right does not provide for a deferral of compensation if: (1) the Strike Price may never be less than the Fair Market Value per share of the underlying Common Stock on the Date of Grant, (2) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the Strike Price and the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is exercised, (3) the number of shares of Common Stock subject to the Stock Appreciation Right is fixed on the Date of Grant of the Stock Appreciation Right, and (4) the Stock Appreciation Right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.
(iii)Exercise and Payment. Upon delivery to the Administrator of a written request to exercise a Stock Appreciation Right the holder of such SAR will be entitled to receive from the Company, an amount equal to the product of (1) the excess of the Fair Market Value, on the date of such exercise, of one share of Common Stock over the Strike Price per share specified in such Stock Appreciation Right or its related Option; multiplied by (2) the number of shares for which such Stock Appreciation Right is exercised. Payment with respect to the exercise of a Stock Appreciation Right will be paid on the date of exercise and made in shares of Common Stock valued at Fair Market Value on the date of exercise. Payment may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator in its sole discretion.
(iv)Strike Price. The Administrator will determine the Strike Price of a Free Standing SAR, which may not be less than 100% of the Fair Market Value per share of Common Stock on the Date of Grant of such Stock Appreciation Right. The Strike Price of a Tandem SAR granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto will be the Exercise Price of the related Option. A Tandem SAR will be transferable only upon the same terms and conditions as the related Option, and will be exercisable only to the same extent as the related Option; provided, however, that a Tandem SAR, by its terms, will be exercisable only when the Fair Market Value per share of Common Stock subject to the Tandem SAR and related Option exceeds the Strike Price per share thereof.
(v)Reduction in the Underlying Option Shares. Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option will be exercisable will be reduced by the number of shares for which the Stock Appreciation Right will have been exercised. The number of shares of Common

Mammoth Energy Services, Inc. Equity Incentive Plan

Stock for which a Stock Appreciation Right will be exercisable will be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.
(vi)Written Request. Unless otherwise determined by the Administrator in its sole discretion, Stock Appreciation Rights will be settled in the form of Common Stock. If permitted in the Award Agreement, a Participant may request that any exercise of a Stock Appreciation Right be settled for cash, but a Participant will not have any right to demand a cash settlement. A request for cash settlement may be made only by a written request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such date. Within 30 days of the receipt by the Company of a written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, the Administrator shall, in its sole discretion, either consent to or disapprove, in whole or in part, such written request. A written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise a Stock Appreciation Right for cash may provide that, if the Administrator disapproves such written request, such written request will be deemed to be an exercise of such Stock Appreciation Right for shares of Common Stock.
(vii)Disapproval by Administrator. If the Administrator disapproves in whole or in part any request by a Participant to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, such disapproval will not affect such Participant’s right to exercise such Stock Appreciation Right at a later date, to the extent that such Stock Appreciation Right will be otherwise exercisable, or to request a cash form of payment at a later date, provided that a request to receive cash upon such later exercise will be subject to the approval of the Administrator. Additionally, such disapproval will not affect such Participant’s right to exercise any related Option.
(viii)Restrictions on Transfer. Stock Appreciation Rights and all rights with respect to such Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered.
8.Covenants of the Company.
(a)Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.
(b)Securities Law Compliance. Each Award Agreement will provide that no shares of Common Stock may be purchased or sold thereunder unless and until any then applicable requirements of state, federal or applicable foreign laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.
9.Use of Proceeds from Stock.
Proceeds from the sale of Common Stock pursuant to Awards will constitute general funds of the Company.

10.	Miscellaneous.
(a)Acceleration of Exercisability and Vesting. The Administrator will have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

Mammoth Energy Services, Inc. Equity Incentive Plan

(b)Stockholder Rights. Except as provided in Section 11(a) hereof or as otherwise provided in an Award Agreement, no Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until the Participant has satisfied all requirements for exercise, payment or delivery of the Award, as applicable, pursuant to its terms and no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date of issue of a Common Stock certificate.
(c)No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(d)Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (iii) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(e)Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that the Fair Market Value of shares of Common Stock withheld does not exceed the minimum amount of tax required to be withheld by law; (iii) delivering to the Company previously owned and unencumbered shares of Common Stock; or (iv) by execution of a recourse promissory note by a Participant. Notwithstanding the foregoing, during any period for which the Company has any class of its securities listed on a national securities exchange in the United States, has securities registered under Section 12 of the Exchange Act, is required to file reports under Section 13(a) or 15(d) of the Exchange Act, or has a registration statement pending under the Securities Act, payment of the tax withholding with a promissory note or other transaction by a Participant that involves or may involve a Prohibited Personal Loan is prohibited with respect to any Award. Unless otherwise provided in the terms of an Option Agreement, payment of the tax withholding by a Participant who is an Insider by delivering previously owned and unencumbered shares of Common Stock or in the form of share withholding is subject to pre-approval by the Administrator, in its sole discretion. The Administrator will document any such pre-approval in the case of a participant who is an Officer, Director or other Insider in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Award involved in the transaction.

Mammoth Energy Services, Inc. Equity Incentive Plan

(f)Right of Repurchase. Each Award Agreement may provide that, following a termination of the Participant’s Continuous Service, the Company may repurchase the Participant’s unvested Common Stock acquired under the Plan as provided in this Section 10(f) (the “Right of Repurchase”). The Right of Repurchase for unvested Common Stock will be exercisable at a price equal to the lesser of the purchase price at which such Common Stock was acquired under the Plan or the Fair Market Value of such Common Stock (if an Award is granted solely in consideration of past services without payment of any additional consideration, the unvested Common Stock will be forfeited without any repurchase). The Award Agreement may specify the period following a termination of the Participant’s Continuous Service during which the Right of Repurchase may be exercised.
11.Adjustments Upon Changes in Stock.
(a)Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then the Administrator shall proportionately adjust (i) the aggregate number of shares of Common Stock or class of shares that may be purchased pursuant to Awards granted hereunder; (ii) the aggregate number of shares of Common Stock or class of shares that may be purchased pursuant to Incentive Stock Options granted hereunder; (iii) the number and/or class of shares of Common Stock covered by outstanding Options and Awards; (iv) the maximum number of shares of Common Stock with respect to which Options and Stock Appreciation Rights may be granted to any single holder during any calendar year; and (v) the Exercise Price of any Option and the Strike Price of any Stock Appreciation Right in effect prior to such change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Common Stock or change in the Fair Market Value of such Common Stock resulting from such transaction; provided, however, that any fractional shares resulting from the adjustment may be eliminated by a cash payment. The Administrator shall make such adjustments in a manner that will provide an appropriate adjustment that neither increases nor decreases the value of such Award as in effect immediately prior to such corporate change, and its determination will be final, binding and conclusive. The conversion of any securities of the Company that are by their terms convertible will not be treated as a transaction “without receipt of consideration” by the Company.
(b)Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then, subject to Section 11(c), all outstanding Awards will terminate immediately prior to such event.
(c)Change in Control - Asset Sale, Merger, Consolidation or Reverse Merger. In the event of a Change in Control, a dissolution or liquidation of the Company, an exchange of shares, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale, in one or a series of related transactions, of all or substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; or a reverse merger in which the Company is the Surviving Entity, but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Administrator may provide for: (i) the continuation of outstanding Awards by the Company (if the Company is the Surviving Entity); (ii) the assumption of the Plan and such outstanding Awards by the Surviving Entity or its parent; (iii) the substitution by the Surviving Entity or its parent of awards with substantially the same terms (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 11(c)) for such outstanding Awards and, if appropriate, subject to the equitable adjustment provisions of Section 11(a) hereof; (iv) the cancellation of such outstanding Awards in consideration for a payment (in the form of stock or cash) equal in value to the Fair Market Value of vested Awards, or in the case of an Option, the difference between the Fair Market Value and the Exercise Price for all shares of Common Stock subject to exercise (i.e., to the extent vested) under any outstanding Option; or (v) the cancellation of such outstanding Awards without payment of any consideration. If such Awards would be canceled without consideration for vested Awards, the Participant will have the right, exercisable during the latter of the 10-day period ending on the fifth day prior to such merger or consolidation or 10 days after the Administrator provides the Award holder a notice of cancellation, to exercise such Awards in whole or in part without regard to any installment exercise provisions in the Option Agreement.

Mammoth Energy Services, Inc. Equity Incentive Plan

12.Amendment of the Plan and Awards.
(a)Amendment of Plan. The Board at any time may amend or terminate the Plan. However, except as provided in Section 11(a) relating to adjustments upon changes in Common Stock, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or any securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.
(b)Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.
(c)Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and to bring the Plan and Awards granted hereunder into compliance therewith. Notwithstanding the foregoing, neither the Board nor the Company nor any Affiliate will have any liability to any Participant or any other Person as to (a) any tax consequences expected, but not realized, by a Participant or any other person due to the receipt, exercise, or settlement of any Award granted hereunder; or (b) the failure of any Award to comply with Section 409A of the Code.
(d)Amendment of Awards; No Impairment of Rights.
(i)The Administrator at any time may amend the terms of any one or more Awards. However, subject to Section 12(d)(ii), no amendment may impair rights under any Award granted before such amendment. Except as otherwise permitted under Section 11, unless stockholder approval is obtained: (1) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (2) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash if such action will be considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted; and (3) the Committee may not take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.
(ii)No amendment of the Plan or an Award may impair rights under any Award granted before such amendment unless (1) the Company requests the consent of the Participant and (2) the Participant consents in writing. For the avoidance of doubt, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options or Stock Appreciation Rights, the difference between the Fair Market Value and the Exercise Price or Strike Price, is not an impairment of the Participant’s rights that requires consent of the Participant.
13.General Provisions.
(a)Other Compensation Arrangements. Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
(b)Recapitalizations. Each Award Agreement will contain provisions required to reflect the provisions of Section 11(a).
(c)Delivery. Upon exercise of a right granted pursuant to an Award under the Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of the Plan, 30 days will be considered a reasonable period.

Mammoth Energy Services, Inc. Equity Incentive Plan

(d)Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with the Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.
(e)Cancellation and Rescission of Awards for Detrimental Activity.
(i)Upon exercise, payment or delivery pursuant to an Award, the Administrator may require a Participant to certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity.
(ii)Unless the Award Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant engages in any Detrimental Activity.
(iii)If a Participant engages in Detrimental Activity after any exercise, payment or delivery pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the Participant, such exercise, payment or delivery may be rescinded within one year after the Company knows or should have known of the occurrence of any Detrimental Activity. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company. The Company will be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.
(f)Clawback or Forfeiture. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, if required by Company policy, by the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Sarbanes-Oxley Act of 2002 or by other applicable law, each Participant’s Award under this Plan shall be conditioned on repayment or forfeiture in accordance with such applicable laws, Company policy, or any relevant provision of the related Award Agreement. By accepting an Award under this Plan, a Participant will have consented to any such clawback, repayment or forfeiture condition, regardless of whether or not such condition is expressly stated in the Award Agreement.
14.Market Stand-Off.
Each Option Agreement and Award Agreement will provide that, in connection with any underwritten public offering by the Company of its equity securities, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”). In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the shares of Common Stock acquired under the Plan until the end of the applicable stand-off period. If there is any change in the number of outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities that are by reason of such transaction distributed with respect to any shares of Common Stock subject to the Market Stand-Off, or into which such shares of Common Stock thereby become convertible, will immediately be subject to the Market Stand-Off.

15.	Effective Date of Plan.
The Plan shall become effective as of the Effective Date. No Award may be exercised (or in the case of a stock Award, may be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted by the Board. If the stockholders fail to approve the Plan within 12 months after the date on which the amendment and restatement of the Plan is adopted

Mammoth Energy Services, Inc. Equity Incentive Plan

by the Board, any Awards that are contingent on stockholder approval shall be rescinded and no additional Awards may be made under the Plan.

16.	Termination or Suspension of the Plan.
The Plan will terminate automatically on the day before the 10th anniversary of the Effective Date (specified in Section 2(u)). No Award may be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 12(a) hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

17.	Choice of Law.
The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

18.	Limitation on Liability.
The Company and any Affiliate that is in existence or that hereinafter comes into existence will have no liability to any Participant or any other person as to (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by counsel to the Company necessary to the lawful issuance and sale of any shares hereunder; (b) any tax consequences expected, but not realized, by a Participant or any other person due to the receipt, exercise, or settlement of any Award granted hereunder; or (c) the failure of any Award that is determined to constitute “nonqualified deferred compensation” to comply with Section 409A of the Code and the regulations thereunder.

19.	Execution.
To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of the date specified below.
[SIGNATURE PAGE FOLLOWS]

Mammoth Energy Services, Inc. Equity Incentive Plan

IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has caused this Mammoth Energy Services, Inc. 2016 Equity Incentive Plan to be executed effective as of the 13th day of October, 2016.
MAMMOTH ENERGY SERVICES, INC.

By: /s/ Mark Layton
Mark Layton, Chief Financial Officer

Signature Page
Mammoth Energy Services, Inc.
Equity Incentive Plan

MAMMOTH
ENERGY SERVICES INC.

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 7/2/2020 1:00 AM (Central Standard/Daylight)

Online
Go to **www.investorvote.com/TUSK** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/TUSK

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2020 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each nominee listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Against	Abstain
01 - Arthur Amron	☐	☐	☐
02 - Arty Straehla	☐	☐	☐
03 - James Palm	☐	☐	☐
04 - Arthur Smith	☐	☐	☐
05 - Paul Jacobi	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

038VFE

2020 Annual Meeting Admission Ticket

July 2, 2020, 9:00 am CT
14201 Caliber Drive Suite 300
Oklahoma City, OK 73134

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TUSK

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Mammoth Energy Services, Inc.

Notice of 2020 Annual Meeting of Stockholders

The undersigned hereby appoints Arty Straehla and Mark Layton (together, the "Proxies"), or any of them, each with the full power of substitution, as proxies to represent and vote the shares that the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Mammoth Energy Services, Inc. to be held on July 2, 2020 or at any postponement or adjournment thereof. The undersigned acknowledges receipt of the 2020 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

Shares represented by this proxy will be voted in the manner directed herein by the undersigned stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each nominee to the Board of Directors listed in Proposal 1 and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.